EXHIBIT 10.60




                                TABLE OF CONTENTS
                                -----------------

                                                                          Page

1.      Definitions                                                         1

2.      Lease Grant                                                         2

3.      Adjustment of Base Rental                                           3

4.      Use                                                                 4

5.      Base Rental and Operating Expense Rental                            4

6.      Security Deposit                                                    5

7.      Landlord's Maintenance                                              5

8.      Tenant's Maintenance and Repair Obligations                         6

9.      Alterations                                                         6

10.     Signs                                                               7

11.     Utilities                                                           8

12.     Entry by Landlord                                                   8

13.     Assignment and Subletting                                           8

14.     Mechanic's Liens                                                    9

15.     Property Insurance                                                 10

16.     Liability Insurance                                                10

17.     Forms of Policies; Increase in Premiums, Waiver of Claims          11

18.     Indemnity                                                          11

19.     Casualty Damage                                                    11

20.     Damages from Certain Causes                                        13

21.     Condemnation                                                       13

22.     Hazardous Substances                                               14

23.     Americans with Disabilities Act                                    15

24.     Events of Default/Remedies                                         15

25.     Tenant Remedies                                                    17

26.     No Waiver                                                          18

27.     Event of Bankruptcy                                                19

28.     Peaceful Enjoyment                                                 19

29.     Parking                                                            19

30.     Removal of Property at Expiration of Lease; Holding Over           19

31.     Subordination to Mortgage                                          20

32.     Estoppel Certificate                                               20

33.     Attorney's Fees                                                    20

34.     Notice                                                             20

35.     Severability                                                       21

36.     Recordation                                                        21

37.     Governing Law                                                      21

38.     Force Majeure                                                      21

39.     Time of Performance                                                21

40.     Transfers by Landlord                                              21

41.     Commissions                                                        21

42.     Joint and Several Liability                                        21

43.     Authority                                                          21

44.     Financial Condition of Tenant                                      21

45.     Effect of Delivery of This Lease                                   21

46.     Entire Agreement                                                   21

47.     No Presumption Against Drafter                                     22

48.     Landlord's Lien                                                    22

49.     Warranty Waiver                                                    22

50.     Substitution.                                                      22

51.     Tax Protest                                                        22

52.     Waiver of Deceptive Trade Practices Act                            22

53.     Letter of Credit                                                   22

54.     Third Party Equipment.                                             22

          Exhibit "A" - Property Description
          Exhibit "B" - Outline and Location of Premises
          Exhibit "C" - Operating Expense Rental
          Exhibit "D" - Work Letter
          Exhibit "E" - Rules and Regulations
          Exhibit "F" - Parking Agreement
          Exhibit "G" - Renewal Option
          Exhibit "H" - Form of Letter of Credit
          Exhibit "I"  - Purchase Option
          Exhibit "J" - Right of Opportunity
          Exhibit "K" - Base Building Work
          Exhibit "L" - Intentionally Omitted
          Exhibit "M-1" - Property Owned by Tenant
          Exhibit "M-2" - Improvements to Remain in the Premises or on the Property
          Exhibit "N" - Form of Subordination, Non-Disturbance and Attornment Agreement
          Exhibit "O" - Form of Memorandum of Lease
          Exhibit "P" - Tenant's Form of Confidentiality Agreement
          Exhibit "Q" - List of Encumbrances Affecting the Property
          Exhibit "R" - Removal Area

                                 LEASE AGREEMENT
                                 ---------------


This Lease Agreement (the "Lease") is made and entered effective as of June ______, 1999 between Cameron Road Corporate Park, Ltd., a Texas limited partnership ("Landlord") and Exodus Communications, Inc., a Delaware
 corporation ("Tenant").

                               W I T N E S S E T H :
                               - - - - - - - - - - -

1. Definitions: The following are definitions of some of the defined terms used in this Lease. The definition of other defined terms are found throughout this Lease.

(a) "Building" shall mean collectively, the two (2) industrial buildings located upon the real property (the "Property") described in Exhibit "A" attached hereto and incorporated herein together with all appurtenances thereto.

(b)     "Base Rental" shall mean the following:

Commencing on the Rent Commencement Date, Base Rental shall mean the following, as adjusted pursuant to Paragraph 3 below:

                       Rate Per   Total Square Footage    Monthly
   Period            Square Foot    of the Premises     Base Rental


Months 1 - 5            $9.00            35,750         $ 26,812.50
Months 6 - 10           $9.00            71,500         $ 53,625.00
Months 11 - 15          $9.00           107,250         $ 80,437.50
Months 16 - 20          $9.00           142,950         $107,212.50
Months 21 - 60          $9.00           178,650         $133,987.50
Months 61 - 120         $10.70          178,650         $159,296.25
Months 121 - 144        $12.70          178,650         $189,071.25

For purposes hereof, a Month shall mean a period of time commencing on the same numeric day as the Rent Commencement Date and ending on (but not including) the day in the next calendar month that is the same numeric date as the Rent Commencement Date. The first Month shall commence on the Rent Commencement Date. Notwithstanding the foregoing, Base Rental shall be payable on the first day of each calendar month of the "Lease Term" (hereinafter defined), in accordance with Paragraph 5(a) of the Lease.

 Tenant shall pay the Base Rental due for the first full Month during the Lease Term to Landlord contemporaneously with the execution hereof.

(c) "Operating Expenses" shall mean all direct and indirect costs and expenses incurred in connection with the Project as more fully defined in Exhibit "C" attached hereto.

(d) "Security Deposit" shall mean the sum of $26,812.50, as increased pursuant to Paragraph 6 below.

(e) "Commencement Date" shall mean the date that Landlord delivers the Phase I Premises to Tenant.

(f) "Lease Term": A period of one hundred forty-four (144) months from the Rent Commencement Date; provided that if the Rent Commencement Date is a date other than the first day of a calendar month, the Lease Term shall consist of one hundred forty-four (144) calendar months in addition to the remainder of the calendar month in which the Rent Commencement Date occurs.

(g) "Premises" shall mean the space located within the Building and outlined on Exhibit "B" to this Lease. The Premises are stipulated for all purposes to contain approximately 178,650 square feet of "Rentable Area" (as defined below). The Premises shall be leased by Tenant in stages in accordance with Paragraph 2 below.

(h)     Intentionally Omitted.

(i)     Intentionally Omitted.

(j)     Intentionally Omitted.


(k) "Maximum Rate", when used herein, shall mean the greatest of the rates of interest from time to time permitted under applicable federal and state law. To the extent of the applicable state and federal law, the Maximum Rate shall be the highest permitted rate based upon the "indicated rate ceiling", but to the extent now or hereafter permitted by law, Landlord may from time to time implement, withdraw and reinstate any ceiling as an alternative to the indicated rate ceiling, including the right to reinstate the indicated rate ceiling.

(l) "Prime Rate" shall mean the per annum interest rate announced by and quoted by Chase Bank (or another money center bank selected by Landlord) from time to time (whether or not charged in each instance) as its prime or base rate.

(m) "Rentable Area in the Premises" shall mean the area contained within the demising walls of the Premises. For purposes of the Lease it is agreed and stipulated by both Landlord and Tenant that the Rentable Area in the Premises is 178,650 square feet, with Building I containing 107,250 rentable square feet and Building II containing 71,400 rentable square feet.

As of the date of the Lease, the Rentable Area in the Project is stipulated by both Landlord and Tenant to be 178,650 square feet.

(n) "Project" means the Property and all improvements on the Property including without limitation the Building and any parking area or facilities thereon.

(o) "Default Rate" means the lower of (i) the Prime Rate plus six percent (6%) or (ii) the Maximum Rate.

(p)     "State" means the state in which the Project is located.

(q) "Tenant's Pro Rata Share" means the fraction, the numerator of which is the Rentable Area of the Premises and the denominator of which is the Rentable Area of the Project, expressed as a percentage.

(r)     "Rent Commencement Date" means the earlier to occur of
(i) the later to occur of (x) seventy-five (75) days after Landlord's delivery of the Phase I Premises to Tenant, or (y) October 1, 1999, or (ii) the date Tenant commences business operations in the Phase I Premises. The "Phase II Rent Commencement Date" means the date which is five (5) months after the Rent Commencement Date. The "Phase III Rent Commencement Date" means the date which is the ten
(10) months after the Rent Commencement Date. The "Phase IV Rent Commencement Date" means the date which is fifteen (15) months after the Rent Commencement Date. The "Phase V Rent Commencement Date" means the date which is twenty (20) months after the Rent Commencement Date.

(s) "Base Building Work" means all of the work, materials and equipment necessary to construct the Building substantially in accordance with the plans and specifications described on Exhibit K attached hereto.

2.      Lease Grant.

(a) Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises in accordance with the following takedown schedule:

          (i) That portion of the Premises containing 35,750 square feet and shown on Exhibit "B" as the Phase I Premises (hereinafter so called) shall be delivered to and leased by Tenant on or about July 15, 1999 (such actual delivery date, the "Phase I Commencement Date").

          (ii) That portion of the Premises containing 35,750 square feet and shown on Exhibit "B" as the Phase II Premises (hereinafter so called) shall be delivered to and leased by Tenant on the date which is the earlier to occur of (x) five
          (5) months after the Phase I Commencement Date and (y) five (5) days after Landlord's receipt of written request for delivery of such space from Tenant, which request shall not be delivered prior to July 15, 1999 (such actual delivery date, the "Phase II Commencement Date").

          (iii) That portion of the Premises containing 35,750 square feet and shown on Exhibit "B" as the Phase III Premises (hereinafter so called) shall be delivered to and leased by Tenant on the date which is the earlier to occur of (x) ten
          (10) months after the Phase I Commencement Date and (y) five
          (5) days after Landlord's receipt of written request for delivery of such space from Tenant, which request shall not be delivered prior to July 15, 1999 (such actual delivery date, the "Phase III Commencement Date").

          (iv) That portion of the Premises containing 35,700 square feet and shown on Exhibit "B" as the Phase IV Premises (hereinafter so called) shall be delivered to and leased by Tenant on the date which is the earlier to occur of (x) fifteen
          (15) months after the Phase I Commencement Date and (y) five
          (5) days after Landlord's receipt of written request for delivery of such space from Tenant, which request shall not be delivered prior to September 1, 1999 (such actual delivery date, the "Phase IV Commencement Date").


          (v) That portion of the Premises containing 35,700 square feet and shown on Exhibit "B" as the Phase V Premises (hereinafter so called) shall be delivered to and leased by Tenant on the date which is the earlier to occur of (x) twenty
          (20) months after the Phase I Commencement Date and (y) five
          (5) days after Landlord's receipt of written request for delivery of such space from Tenant, which request shall not be delivered prior to September 1, 1999 (such actual delivery date, the "Phase V Commencement Date").

(b)     Tenant acknowledges that the Base Building Work will not
be complete on the Phase I Commencement Date and the Base Building Work for Building II will not be complete until approximately September 15, 1999. Landlord agrees to use reasonable efforts to substantially complete the Base Building Work with respect to the structure of Building I only (i.e., excluding any landscaping and other work not associated with the actual structure of Building I) on or before August 6, 1999. In the event the Base Building Work with respect to the structure of Building I is not substantially complete on or before August 6, 1999 (as adjusted pursuant to the remainder of this subpart (b)), the Rent Commencement Date shall be adjusted forward (i.e., to a later date) by one day for each day after August 6, 1999 that the Base Building Work with respect to the structure of Building I is not substantially complete, but such adjustment period shall not exceed the number of days Tenant's Work is delayed as a result of Landlord's failure to substantially complete the Base Building Work with respect to the Structure of Building I on or before August 6, 1999. Notwithstanding the foregoing, the August 6, 1999 date shall adjusted forward (i.e., to a later date) by one day for each day that Landlord is delayed in substantially completing the Base Building Work with respect to the structure of Building I as a result of Tenant requested changes to the Base Building Work or other delays caused by Tenant. The foregoing adjustment of the Rent Commencement Date shall be Tenant's sole and exclusive remedy in the event Landlord fails to substantially complete the Base Building Work with respect to the structure of Building I by August 6, 1999, as such date may be adjusted as set forth above for Tenant caused
delays.   Tenant agrees to use reasonable efforts to substantially
complete the Base Building Work with respect to the structure of Building II on or before October 1, 1999. For purposes of this subpart (b), substantially complete shall mean that the work is completed in accordance with the plans and specifications therefor except for any punch list type items.

3.      Adjustment of Base Rental.

(a) Subject to and upon the terms and conditions set forth in this Lease, this Lease shall continue in force commencing on the date hereof and extending throughout the Lease Term. The actual Rent Commencement Date, Phase II Rent Commencement Date, Phase III Rent Commencement Date, Phase IV Rent Commencement Date, and the Phase V Rent Commencement Date shall be set forth in a confirmation letter or letters to be prepared by Landlord and sent to Tenant.

(b) Except as set forth in Paragraph 3(d) below, the taking of possession of the Premises by Tenant shall be conclusive evidence against Tenant that, (i) Tenant warrants and represents to Landlord that it has conducted its own independent investigation of the Premises and the Project and that the Premises and the Project are suitable for the purpose for which the same are leased, subject to any latent defect in the Base Building Work which is not discoverable upon reasonable inspection and subject to the Base Building Punch List Items (hereinafter defined); provided that the foregoing warranty does not cover the zoning of the Property, (ii) the Premises and the Project and each and every part and appurtenance thereof are in good and satisfactory condition, except for (w) any latent defect in the Base Building Work which is not discoverable upon a reasonable inspection, and (x) completion of the Base Building Punch List Items, and (iii) Tenant waives any defects in the Premises and its appurtenances and in all other parts of the Project and the appurtenances thereto, except for (y) any latent defect in the Base Building Work which is not discoverable upon a reasonable inspection, and (z) the Base Building Punch List Items.

(c) When Landlord considers the Base Building Work to be substantially complete in each Building comprising the Premises, Landlord will notify Tenant and within ten (10) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the applicable Building and identify any necessary touch-up work, repairs and minor completion items as are necessary for final completion of the Base Building Work (the "Base Building Punch List Items"). Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his agreement on punch list items. Landlord will use reasonable efforts to cause the contractor to complete all Base Building Punch List Items as soon as reasonably practicable after agreement thereon.


(d) Landlord represents to Tenant that the construction of the Building and the Parking Areas (as defined in Exhibit "F") on the Property has been and shall continue to be undertaken in accordance with all applicable laws, codes and ordinances applicable thereto. The foregoing representation does not apply to the use to which Tenant will put the Premises or to any of Tenant's improvements or alterations. In the event of a non-compliance of such warranty or Tenant's discovery of a latent defect in the Base Building Work reported to Landlord (i) with respect to Building I, within one hundred eighty (180) days after substantial completion of the Base Building Work with respect to Building I, and (ii) with respect to Building II, within one hundred eighty (180) days after substantial completion of the Base Building work with respect to Building II, or such longer period if such defect is then covered by a contractor's or manufacturer's warranty, Landlord shall promptly, after receipt of written notice from Tenant setting forth the nature and extent of such non-compliance or defect, rectify the same at Landlord's sole cost and expense. Further, in connection with the construction of the Base Building Work, Landlord shall obtain customary warranties and guaranties from the contractors performing such work and/or the manufacturers of equipment installed therein, but shall be under no obligation to incur additional expense in order to obtain or extend such warranties. If Tenant is required to make repairs to any component of the Premises or any of its systems not covered by the Landlord's warranty contained in this Paragraph 3(d) but for which Landlord has obtained a contractor's or manufacturer's warranty, then Landlord shall, upon request by Tenant, use its good faith efforts to pursue its rights under any such warranties for the benefit of Tenant.


4.      Use.

(a) The Premises shall be used for the Permitted Use and for no other purpose. No retail sales may be made from the Premises (other than incidental retail sales from a showroom area). Sales by Tenant from the Premises with respect to use of the Premises as an internet data center shall not be considered retail sales for purposes of this Lease. Except as permitted in this Lease, Tenant shall not use the Premises or the Project to receive, store or handle any product, material or merchandise that is explosive or highly inflammable or hazardous. Except storage within the corridor to be constructed by Tenant between the two (2) buildings in which the Premises are located (the "Storage Corridor"), outside storage is prohibited. Tenant shall be solely responsible (at Tenant's sole cost and expense) for complying with all laws applicable to the use, occupancy, and condition of the Premises, including without limitation obtaining all required building permits and/or certificates of occupancy. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor take any other action that would in Landlord's reasonable judgment constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) materially increase the insurance risk, or (3) cause the disallowance of any sprinkler credits. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises or the Building incurred by Landlord which is caused by Tenant's use of the Premises or because Tenant vacates the Premises. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal or dangerous to life, limb or property.

(b) Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with, unreasonably annoy or disturb other tenants or Landlord. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition or occupancy of the Premises.
Tenant, at his expense, will comply with the rules and regulations of the Building adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; provided that such rules and regulations are non-discriminatory and further provided that any such modifications to the rules and regulations do not materially interfere with Tenant's use and occupancy of the Premises or materially increase Tenant's liabilities under this Lease. A copy of the existing rules and regulations is
attached hereto as Exhibit "E" and made a part hereof.   Tenant
agrees not to commit or allow any waste to be committed on any portion of the Premises or the Project, and at the termination of this Lease to deliver up the Premises to Landlord in good working order as required under Paragraph 30 hereof, ordinary wear and tear excepted.

5.      Base Rental and Operating Expense Rental.


(a) Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the Base Rental, and all such other sums of money as shall become due hereunder as additional rent, all of which are sometimes herein collectively called "rent." In the event of nonpayment of any such rent beyond the applicable notice and cure period, if any, Landlord shall be entitled to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rental. Except as otherwise provided herein, the annual Base Rental for each calendar year or portion thereof during the Lease Term, together with any estimated Operating Expense Rental pursuant to Exhibit "C" hereof then in effect, shall be due and payable in advance in twelve (12) equal installments on the first day of each calendar month during the initial term of this Lease and any extensions or renewals hereof, and Tenant hereby agrees to pay such Base Rental and Operating Expense Rental to Landlord at Landlord's address provided herein (or such other address as may be designated by Landlord in writing from time to time) monthly, in advance, and without demand. If the Rent Commencement Date occurs on a day other than the first day of a month or the Lease Term terminates on a day other than the last day of a month, then the installments of Base Rental and Operating Expense Rental for such month or months shall be prorated, based on the number of days in such month. The Base Rental and Operating Expense Rental for the first partial month, if any, shall be payable at the beginning of said period. All such payments shall be by a good and sufficient check (subject to collection) or wire transfer. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of rent due under this Lease shall be deemed to be other than a payment on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy provided by this Lease or applicable law. The acceptance by Landlord of an installment of rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. If Tenant fails to timely pay any two (2) installments of rent during any twelve (12) month period during the first two (2) years of the Lease Term, or if any time thereafter during the Lease Term, Tenant fails to timely pay any two (2) installments of rent, Landlord at its sole option may require Tenant to pay rent (as estimated by Landlord, if necessary) quarterly in advance, and, in such event, all future payments shall be made on or before the due date in cash or by cashier's check or money order, and the delivery of Tenant's collectible personal or corporate check shall no longer constitute payment thereof. Nothing in this paragraph shall relieve Tenant from its duties to pay Late Charges as hereinafter provided. Any acceptance of Tenant's collectible personal or corporate check thereafter by Landlord shall not be construed as a waiver of the requirement that such payments be made in cash or by cashier's check or money order. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid rent then outstanding. Landlord shall use reasonable efforts to provide Tenant with twenty-one (21) days prior written notice of any change in Base Rental payable hereunder; provided that Landlord's failure to provide such notice shall not affect Tenant's obligation to pay such Base Rental or constitute a default by Landlord.

(b) To the extent allowed by law, all installments of rent not paid when due shall bear interest at the Default Rate from the date due until paid; and, in addition, all installments of rent not paid within seven (7) days of when due and payable shall incur a Late Charge equal to five percent (5%) of the outstanding balance due.

(c) Tenant agrees to pay Operating Expense Rental (as defined in Exhibit "C") in accordance with such Exhibit and subparagraph 5(a) above.

6. Security Deposit. Tenant shall pay to Landlord as additional Security Deposits the following amounts on the following dates: on the Phase II Commencement Date, the sum of $26,812.50; on the Phase III Commencement Date, the sum of $26,812.50, on the Phase IV Commencement Date, the sum of $26,775.00 and on the Phase V Commencement Date, the sum of $26,775.00. Landlord shall use reasonable efforts to provide Tenant with twenty-one (21) days prior written notice of the foregoing required increases in the Security Deposit; provided that Landlord's failure to provide such notice shall not affect Tenant's obligation to pay such increases in the Security Deposit or constitute a default by Landlord. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rent or a measure of Tenant's liability for damages in case of default by Tenant. Landlord will deposit the Security Deposit in an interest bearing account and all interest paid thereon, less all applicable expenses of maintaining such account, shall become part of the Security Deposit. Landlord may, from time to time, without prejudice to any other remedy and without waiving such default, use the Security Deposit to the extent necessary to cure any default of Tenant hereunder. Following any such application of the Security Deposit, if the remaining Security Deposit is less than $133,987.50 plus the Additional Security Deposit, if any, Tenant shall promptly pay to Landlord upon demand the amount necessary to restore the Security Deposit to $133,987.50 plus the Additional Security Deposit, if any. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord agrees to assign the Security Deposit to the transferee and upon such assignment, Landlord shall have no further liability for the return of such Security Deposit. Tenant agrees to look solely to such transferee or assignee or successor thereof for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant. If Tenant is in default under this Lease more than two (2) times within any twelve-month period, irrespective of whether or not such default is cured, then, without limiting Landlord's other rights and remedies provided for in the Lease or at law or equity, the Security Deposit shall automatically be increased by an amount equal to the greater of (i) three times the original Security Deposit of $133,987.50, or (ii) the sum of three months' Base Rental and Operating Expense Rental. Such additional Security Deposit shall be paid by Tenant to Landlord forthwith on demand.

7.      Landlord's Maintenance.

(a) This Lease is intended to be a net lease; accordingly, Landlord's maintenance obligations are limited to the repair, maintenance and replacement of the Building's roof and maintenance and repair of the foundation, footings and structural members of the exterior walls of the Building (collectively, the "Building's Structure"); the cost of such maintenance and repair to be included in Operating Expenses as provided in Exhibit "C", however, Landlord shall not be responsible (i) for any such work until Tenant delivers to Landlord written notice of the need therefor or (ii) for alterations to the Building's Structure required by Law because of Tenant's use of the Premises (which alterations shall be performed by Tenant). The Building's Structure does not include skylights, windows, glass or plate glass, doors, special store fronts or office entries, all of which shall be maintained by Tenant. Landlord shall obtain customary warranties and guarantees from all contractors performing maintenance and repair work on the Building on Landlord's behalf and shall, upon request by Tenant, use reasonable efforts to pursue its rights under any such warranties for the benefit of Tenant.


(b) If Landlord fails (i) to perform any of its repair and maintenance obligations under this Paragraph 7 or as otherwise as required in this Lease or (ii) to reasonably act to restore any utilities interrupted as a result of Landlord's or its agent's, employee's or contractor's gross negligence or willful misconduct and any such failure materially and adversely affects Tenant's ability to use and occupy the Premises for the purposes permitted herein, Tenant shall have the right, but not the obligation, to perform such repairs and/or maintenance if such failure continues for more than fifteen (15) days after written notice from Tenant; provided, however, that if the nature of the repairs and/or maintenance to be completed by Landlord is such that more than fifteen (15) days are required to complete such repairs and/or maintenance, Landlord shall have such additional time as is reasonably necessary to complete such repairs and/or maintenance so long as Landlord takes appropriate action to commence such repairs and/or maintenance within such fifteen (15) day period and thereafter diligently pursues such repairs and/or maintenance to completion.
 In such event, Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant to complete such repairs and/or maintenance within thirty
(30) days after receipt of Tenant's written demand therefor, together with copies of the paid invoices evidencing the costs incurred by Tenant. Any repairs and/or maintenance permitted herein shall be performed in a good workmanlike manner by licensed contractors; provided that any roof repair shall be performed by Landlord's roofing contractor in a manner that will not void any roof warranty held by Landlord. If Landlord objects to the repairs and/or maintenance performed or the expenses incurred by Tenant in performing such work, Landlord shall deliver a written notice of Landlord's objection to Tenant within thirty (30) days after Landlord's receipt of Tenant's invoice evidencing the expenses incurred by Tenant. Landlord's notice shall set forth in reasonable detail Landlord's reasons for its claim that such repairs and/or maintenance were not required or were not Landlord's obligation under the terms of this Lease and/or the reasons for Landlord's dispute of the expenses incurred by Tenant in performing such work. The parties shall thereafter work in good faith to resolve such dispute.

(c) If Tenant fails to perform its obligations under Paragraph 8 below, Landlord may perform Tenant's maintenance, repair and replacement obligations and any other items that are otherwise Tenant's obligations under Paragraph 8, in which event Tenant shall pay to Landlord any cost incurred by Landlord in performing such obligations, together with ten percent (10%) thereof to cover Landlord's overhead, within ten (10) days after Landlord's request therefor. In performing such work under this Paragraph 7(c), Landlord will comply with the requirements of Paragraph 12 below.

8.      Tenant's Maintenance and Repair Obligations.

(a) Tenant shall maintain all parts of the Premises (except for maintenance work which Landlord is expressly responsible for under Paragraph 7), including plumbing work and fixtures in good condition and promptly make all necessary repairs and replacements to the Premises.

(b) Tenant shall maintain and repair the Parking Areas and other exterior areas of the Project, including but not limited to driveways, alleys, landscape and grounds within the Project, in a clean and sanitary condition, consistent with the operation of a first-class research and development/light industrial/warehouse project, including prompt maintenance, repairs and replacements of the exterior of the Building (including painting), sewage lines and other items normally associated with the foregoing.

(c) Tenant shall maintain the hot water equipment and the heating, air conditioning, and ventilation equipment and system (the "HVAC System") in good repair and condition and in accordance with applicable law and with such equipment manufacturers' suggested operation/maintenance service program. Within thirty (30) days after the Rent Commencement Date, Tenant shall enter into regularly scheduled preventive maintenance/service contracts for such equipment, and upon request from Landlord from time to time, Tenant shall deliver copies of such maintenance/service contracts for such equipment to Landlord. At least 14 days before the end of the Lease Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC System remaining in the Premises are then in good repair and working order. Upon request by Tenant, Landlord shall promptly deliver Tenant a copy of Landlord's roof warranty applicable to the Building.

9.      Alterations.

(a) Except as otherwise provided in the Work Letter Agreement attached hereto as Exhibit "D", all installations and improvements now or hereafter placed on or in the Premises shall be subject to the provisions of this Paragraph 9 hereof and shall be for Tenant's account and at Tenant's cost (and Tenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto), which cost shall be payable by Tenant to Landlord upon demand as additional rent. Such additional rent shall not be construed as including taxes assessed against improvements in the Premises which are subject to personal property taxes. Such personal property taxes shall remain the sole responsibility of the Tenant.


(b)     Except as set forth in Paragraph 9(c) below, Tenant shall
not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall notify Tenant whether it consents to any alteration, addition or improvement within ten (10) business days after Landlord has received plans and specifications therefor which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner. If the alteration, addition or improvement will affect the Building's Structure, HVAC System, or mechanical, electrical, or plumbing systems or fire protection systems (collectively, the "Building Structure"), then the plans and specifications therefor must be prepared by a licensed engineer
reasonably acceptable to Landlord.   All installations described in
Paragraphs 9 and 10 of the Work Letter Agreement attached hereto as Exhibit "D" shall require the approval of Landlord in accordance with the terms of this Paragraph 9(b). At the time Landlord grants its consent to any alteration, addition or improvement, Landlord shall inform Tenant whether or not such alteration, addition or improvement must be removed at the expiration or earlier termination of this Lease. Landlord's approval of any plans and specifications shall not be a representation that the plans or the work depicted thereon will comply with law or be adequate for any purpose, but shall merely be Landlord's consent to performance of the work. If Landlord fails to notify Tenant of its approval or disapproval of such alteration, addition or improvement within the foregoing described ten (10) business day period, Landlord shall be deemed to have approved such requested alteration, addition or improvement. Upon completion of any alteration, addition, or improvement, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefor as provided in Paragraph 9(c) below. Tenant may erect shelves, bins, machinery and trade fixtures without obtaining Landlord's prior written consent provided that such items (i) do not alter the basic character of the Premises or the Building; (ii) do not overload or damage the same; and (iii) may be removed without damage to the Premises. All work performed by a Tenant Party in the Premises (including that relating to the installations, repair, replacement, or removal of any item) shall be performed in accordance with applicable law and with Landlord's specifications and requirements, in a good and workmanlike manner, and so as not to damage or alter the Building's Structure or the Premises. Prior to the commencement of any work on any such alteration, addition or improvement to which Landlord has consented, the same shall have been submitted to and approved by all municipal or other governmental departments or agencies having jurisdiction over the subject matter thereof (all of which shall have issued any required permits and approvals). Throughout the performance of alterations, additions or improvements, Tenant, at its expense, shall carry, or cause to be carried, construction risk insurance under which Landlord shall be named as an additional insured.

(c) Notwithstanding the foregoing provisions of Paragraph 9, Landlord's consent shall not be required for (i) the movement, installation or modification of trade fixtures (including, without limitation, ballistic treatments, risers, utility feeds and related conduits and interior fresh air/exhaust louvers, but excluding any trade fixture to be installed on the outside of the Premises or the Building), furniture (including, without limitation, kitchen appliances, demountable partitions and items used to block windows, computer racking and similar demountable fixtures) and trade equipment to be installed on the inside of the Premises or the Building; provided, however, that all of the foregoing items may be removed from the Premises without material injury thereto (the foregoing trade fixtures, furniture and trade equipment are collectively referred to herein as "Trade Fixtures"), or (ii) any alterations and improvements to the interior of the Building which do not affect the Building Structure not covered by subparagraph
(c)(i) above; provided that Tenant shall provide Landlord with five
(5) business days prior written notice of any proposed alterations or improvements to the interior of the Building which do not affect the Building Structure. In the event Landlord reasonably believes that such proposed non-structural alteration or improvement will affect the Building Structure, Landlord will notify Tenant of such belief within five (5) business days after receipt of Tenant's notice and Tenant shall not proceed with such alteration or improvement prior to Landlord's approval thereof, which shall be given or withheld within ten (10) business days after Landlord has received plans and specifications therefor which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner. Pursuant to the foregoing alteration rights of Tenant hereunder, at least once every six months during the Lease Term therein, Tenant shall report in writing, in detail (including, without limitation, accurate, re-producible as-built plans) reasonably satisfactory to Landlord, all alterations, additions and improvements to the Premises made by Tenant since the last such report (except that Tenant shall not be obligated to report alterations covered by Paragraph 9(c)(i) above), unless plans and specifications for the same have theretofore been furnished to Landlord. If in or at the time of such report Tenant requests in writing that Landlord do so with respect to specific items designated in such report, Landlord will advise Tenant, in writing, as to which of the designated alterations, additions and improvements made by Tenant since the last such report, which did not require Landlord's consent, Landlord will require Tenant to remove and restore at the expiration or earlier termination of this Lease; and Landlord will be bound by such written advice. Prior to the commencement of any work on any such alteration, addition or improvement not requiring Landlord's consent hereunder, the same shall have been submitted to and approved by all municipal or other governmental departments or agencies having jurisdiction over the subject matter thereof (all of which shall have issued any required permits and approvals). Throughout the performance of alterations, additions or improvements, Tenant, at its expense, shall carry, or cause to be carried, construction risk insurance under which Landlord shall be named as an additional insured.

(d) In the event Tenant needs to alter or modify any structural portion of the Premises on an emergency basis, Landlord will use reasonable efforts to notify Tenant of its approval or disapproval of such requested alteration or modification as soon as reasonably practicable.

(e) Except for items described on Exhibit "M-2" attached hereto, title to any alterations, additions or improvements to the Premises made by Tenant pursuant to this Paragraph 9 shall vest in Tenant to the extent any such improvements are not fixtures or other real estate interests.

10. Signs. Tenant shall not place, install or attach any signage, decorations, advertising media, blinds, draperies, window treatments, bars, or security installations to the Premises or the Building without Landlord's prior written approval. Subject to Landlord's approval, which will not be unreasonably withheld or delayed, and the remaining provisions of this Paragraph 10, Tenant shall be entitled to install, at Tenant's sole cost and expense, up to two (2) corporate identification signs on the exterior of the Building and one (1) monument on the Property, all in locations approved by
Landlord.    Upon the expiration or earlier termination of this Lease,
Tenant shall remove the two (2) corporate identification signs on the exterior of the Building. Tenant shall repair, paint, and/or replace any portion of the Premises or the Building damaged or altered as a result of its signage when it is removed (including, without limitation, any discoloration of the Building). Tenant shall not (a) make any changes to the exterior of the Premises or the Building, (b) install any exterior lights, decorations, balloons, flags, pennants, banners or paintings, or (c) erect or install any signs, windows or door lettering, decals, window or storefront stickers, placards, decorations or advertising media of any type that is visible from the exterior of the Premises without Landlord's prior written consent. Landlord shall not unreasonably withhold its consent to any proposed exterior lighting or proposed exterior cameras. Landlord shall notify Tenant whether it consents to any exterior lighting, exterior cameras or other change or alteration to the exterior of the Premises or the Building within ten (10) business days after Landlord has received plans and specifications therefor, which detail, without limitation, the method of attachment and location thereof. If Landlord fails to notify Tenant of its approval or disapproval of any requested exterior lighting, exterior cameras or other exterior installation within such ten (10) business day period, Landlord shall be deemed to have approved the installation of such requested
lighting and/or cameras.   Landlord shall not be required to notify Tenant
of whether it consents to any sign until it (i) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (ii) has had a reasonable opportunity to review them. All exterior signage must comply with the sign criteria and standards applicable to the Project, which criteria shall be mutually agreed by Landlord and Tenant; provided that in no event shall any neon or flashing exterior signage be permitted in the Project.


11. Utilities. Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, maintenance charges, and the like pertaining to the Tenant's use of the Premises. Landlord may, at Tenant's expense, separately meter and bill Tenant directly for its use of any such utility service, in which case, the amount separately billed to Tenant for Building-standard utility service shall reflect the actual cost of such service (without any service charged added by Landlord) and shall not be duplicated in Tenant's obligation to pay Operating Expense Rental. Landlord shall not be liable for any interruption or failure of utility service to the Premises unless such interruption or failure is caused by the gross negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors, EVEN IF SUCH FAILURE IS CAUSED BY THE NEGLIGENCE OF LANDLORD OR LANDLORD'S EMPLOYEES, AGENTS OR CONTRACTORS. All amounts due from Tenant under this Paragraph 11 shall be payable within ten (10) days after Tenant's receipt of an invoice and supporting documentation therefor.

12. Entry by Landlord. Landlord and Landlord's agents and representatives may enter the Premises during business hours to inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and (during the last twelve (12) months of the Term) tenants. Notwithstanding the foregoing, Landlord and Landlord's agents and representatives may only enter the Premises upon twenty-four (24) hours prior notice and accompanied by Tenant's personnel or representative. The foregoing notice requirements shall not apply to an emergency which if not responded to immediately poses an imminent risk of injury to persons or damage to property. During the last twelve (12) months of the Lease Term, Landlord may erect a sign on the Premises indicating that the Premises are available. Landlord and Landlord's agents and representatives shall, as a condition of entry, execute Tenant's standard confidentiality and non-disclosure agreement, which Tenant requires all visitors to its facilities to execute, in the form of Exhibit "P" attached hereto. Tenant shall notify Landlord in writing of its intention to vacate the Premises at least sixty (60) days before Tenant will vacate the Premises; such notice shall specify the date on which Tenant intends to vacate the Premises (the "Vacation Date"). At least thirty (30) days before the Vacation Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises. After such inspection, Landlord shall prepare a list of items that Tenant must perform before the Vacation Date. If Tenant fails to arrange for such inspection, then Landlord may conduct such inspection and Landlord's reasonable determination of the work Tenant is required to perform before the Vacation Date shall be conclusive. If Tenant fails to perform such work before the Vacation Date, then Landlord may perform such work at Tenant's cost. Tenant shall pay all reasonable costs incurred by Landlord in performing such work within ten (10) days after Landlord's request therefor.

13.     Assignment and Subletting.

(a) Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein or grant any license, concession, or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Tenant (any of which events is hereinafter called an "assignment") without the prior written consent of Landlord, which consent shall not be unreasonably withheld so long as Landlord does not exercise its right to recapture the Premises. Any such attempted assignment in violation of the terms and covenants of this Paragraph shall, exercisable in Landlord's sole and absolute discretion, be voidable. Consent by Landlord to one or more assignments shall not operate as a waiver of Landlord's rights as to any subsequent assignments. In addition, Tenant shall not, without Landlord's consent, which consent shall not be unreasonably withheld, publicly offer to assign the Lease nor advertise the Lease for assignment in any media, including but not limited to newspapers, periodicals, radio, television, circulars or brochures. In the event Tenant or any agent, representative or broker acting on behalf of Tenant or with Tenant's knowledge violates the provisions of the foregoing sentence, in addition to all of the remedies which Landlord may have at law, in equity, or pursuant to the terms of this Lease, Landlord shall be entitled to seek injunctive relief preventing such action and Tenant shall be responsible for all costs incurred by Landlord in connection with seeking such injunctive relief. Notwithstanding the foregoing, Tenant shall be permitted to grant licenses to Tenant's customers for placement of equipment in the Premises in the normal course of Tenant's business and the same shall not constitute an assignment hereunder. Landlord shall be deemed to have reasonably withheld its consent to any assignment if the refusal is based on (i) Landlord's determination (in its reasonable discretion) that such subtenant or assignee is not of the character or quality of a tenant to whom Landlord would generally lease space in the Building, (ii) the fact that such assignment is not in form and of substance reasonably satisfactory to Landlord, (iii) such assignment conflicts in any manner with this Lease, including, but not limited to, the Permitted Use, (iv) the proposed subtenant or assignee is a governmental entity or a medical office, (v) the proposed subtenant's or assignee's primary business is prohibited by any non-compete clause then affecting the Project, (vi) the proposed subtenant or assignee is a tenant of the Project or Landlord is negotiating with the proposed subtenant or assignee to become a tenant of any building owned by Landlord or an affiliate of Landlord in vicinity of the Project, (vii) the character of the business to be conducted within the Premises by the proposed subtenant or assignee is likely to substantially increase the burden on parking beyond the number of spaces provided to Tenant under this Lease for such space,
(viii) the assignment would cause Landlord to breach any recorded covenants or contractual obligations to which the Project or Landlord is subject or (ix) in Landlord's reasonable opinion, such sublessee or assignee does not have an adequate net worth relative to the obligations such proposed sublessee or assignee is assuming under such proposed assignment.


(b) If Tenant requests Landlord's consent to an assignment, Tenant shall submit to Landlord, in writing, the name of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant, the term, use, rental rate and all other material terms and conditions of the proposed assignment including, without limitation, evidence satisfactory to Landlord that the proposed assignee or subtenant is financially responsible. Landlord shall within ten (10) days after Landlord's receipt of such written request and information either (i) consent to or refuse to consent (explaining the basis for such refusal) such assignment in writing (but no such consent to an assignment shall relieve Tenant of Tenant's obligations under this Lease of any liability hereunder) or
(ii) in the event of a proposed assignment of Tenant's entire interest under this Lease to a party other than a Tenant Affiliate (hereinafter defined) or a proposed sublease of the entire Premises for the entire remaining term of this Lease, terminate this Lease effective the first to occur of ninety (90) days following written notice of such termination or the date that the proposed assignment or proposed sublease would have come into effect. If Landlord should fail to notify Tenant in writing of its decision within such ten (10) day period after the later of the date Landlord is notified in writing of the proposed assignment or sublease or the date Landlord has received all required information concerning the proposed assignee or subtenant and the proposed assignment, Landlord shall be deemed to have disapproved such assignment, provided, that if, following Landlord's failure to respond to Tenant's request for approval within such ten (10) day period, Tenant may send a second request for consent (which request shall be sent by registered or certified mail, return receipt requested, but which need not contain the additional supporting material provided to Landlord with the initial request) stating in bold print that Landlord has failed to timely respond to Tenant's first request for approval of a proposed assignment and that failure to respond to Tenant within five (5) days after receipt of such request shall result in a deemed approval of such request. Within five (5) days after receipt of Tenant's second written request for Landlord's consent to a proposed assignment, Landlord shall notify Tenant in writing of its decision to consent or withhold its consent to such proposed assignment. If Landlord fails to notify Tenant in writing of its decision within such five (5) day period, Landlord shall be deemed to have approved such assignment.
 In the event Landlord consents to any such assignment, the assignment shall be on a form approved by Landlord in its reasonable discretion, and Tenant shall bear all reasonable costs and expenses incurred by Landlord in connection with the review and approval of such documentation.

(c) In addition to the rent hereunder, Tenant hereby covenants and agrees to pay to Landlord forty percent (40%) of all rent and other consideration which it receives in connection with an assignment which is in excess of the rent payable hereunder, after deduction of all actual out-of-pocket expenses incurred by Tenant in connection with such assignment, within ten (10) days following receipt thereof by Tenant. This covenant and assignment shall benefit Landlord and its successors in ownership of the Building and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, successors and assigns. In addition to any other rights and remedies which Landlord may have hereunder, at law or in equity, in the event Tenant has failed to pay any rent due hereunder on or before five (5) days following the date on which it is due, Landlord shall have the right to contact any assignee and require that from that time forward all payments made pursuant to the assignment shall be made directly to the Landlord. Any assignee of Tenant's interest in this Lease (all such assignees being hereinafter referred to as "Successors"), by occupying the Premises and/or assuming Tenant's obligations hereunder, shall be deemed to have assumed liability to Landlord for all amounts paid to persons other than Landlord by such Successors in consideration of any such assignment in violation of the provisions hereof.

(d) Any provision in this Lease to the contrary notwithstanding, Landlord's consent shall not be required for any of the following transfers (each of which shall be a "Permitted Transfer"): (a) to any persons or entity who controls, is controlled by or is under common control with Tenant, (b) to any entity resulting from the merger, consolidation or other reorganization with Tenant, whether or not Tenant is the surviving entity or (c) to any person or legal entity which acquires all or substantially all of the assets or stock of Tenant (each of the foregoing is hereinafter referred to as a "Tenant Affiliate"); provided that before such assignment shall be effective, (x) said Tenant Affiliate shall assume, in full, the obligations of Tenant under this Lease, (y) Landlord shall be given written notice of such assignment and assumption and (z) the use of the Premises by the Tenant Affiliate shall be as set forth in Paragraph 4. For purposes of this paragraph, a public or private offering of Tenant stock is a Permitted Transfer and the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs and policies of anyone, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to keep any and all rent received from a Tenant Affiliate in excess of that due under this Lease.

(e) Tenant shall, despite any permitted assignment, remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder and Landlord shall be permitted to enforce the provisions of this Lease against Tenant or any assignee or sublessee without demand upon or proceeding in any way against any other person.


14. Mechanic's Liens. Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises, the Building, or the Property and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the finishing of any materials to the Premises, the Building, or the Property or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's or other liens against the Premises, the Building, or the Property. In the event any such lien is attached to the Premises, the Building, or the Property, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys fees, shall be paid by Tenant to Landlord promptly on demand as additional rent. In the event Landlord does consent to the performance of any labor or the furnishing of any materials to the Premises, the Building, or the Property by any party, which consent must be in writing, Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may require, including, but not limited to, Builder's Risk and Worker's Compensation insurance. Tenant shall within ten (10) days of receiving such notice of lien or claim (a) have such lien or claim released, (b) contest any claim or lien as long as such contest prevents foreclosure of the lien and Tenant causes such lien to be bonded or insured over in a manner satisfactory to Landlord and the holder or any mortgage or deed of trust covering the Project and Tenant promptly causes to be paid any amount determined to be due, with all costs, penalties and interest thereon, or (c) deliver to Landlord a bond in form, content, amount and issued by a surety reasonably satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnities against all costs and liabilities resulting from such lien or claim and the foreclosure or attempted foreclosure thereof.

        15.     Property Insurance.

(a) Landlord shall maintain fire and extended coverage insurance on the Building in an amount sufficient to cover the full replacement cost of the Building, excluding the costs of the Tenant's Work and all other Tenant improvements. The cost of such insurance shall be included as a part of Operating Expenses and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.

(b) Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures and leasehold and tenant improvements, located in the Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to Paragraph 19 hereof and with deductibles in an amount not to exceed $10,000.00. Tenant shall furnish evidence satisfactory to Landlord of the maintenance and timely renewal of such insurance, and such insurance shall provided that Landlord shall be notified at least thirty (30) days prior to the modification, cancellation or expiration of such insurance policies. In the event Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance at least thirty (30) days prior to the expiration date of each expiring policy, Landlord may, after giving Tenant five (5) days prior written notice, obtain such insurance as Landlord may reasonably require to protect Landlord's interest (which obtaining of insurance shall not be deemed to be a waiver of Tenant's default hereunder). The cost to Landlord of obtaining such policies, plus an administrative fee in the amount of ten percent (10%) of the cost of such policies shall be paid by Tenant to Landlord as additional rent upon demand.

16.     Liability Insurance.

Tenant and Landlord shall each maintain during the term of this Lease a policy or policies of commercial general liability insurance (including endorsement or separate policy for owned or non-owned automobile liability) with respect to the respective activities of each in the Building and on the Property, with the premiums thereon fully paid on or before the due date, issued by and binding upon an insurance company or companies approved by Landlord. Such insurance shall afford minimum protection of not less than $1,000,000.00 per occurrence per person coverage for bodily injury, property damage, personal injury, or combination thereof. The term "personal injury" herein used means false arrest, detention or imprisonment, malicious prosecution, wrongful entry, libel and slander. If only a combined single limit coverage is available, it shall be for at least $1,000,000.00 per occurrence with an umbrella policy of at least $3,000,000.00 combined single limit per occurrence. Tenant's insurance policy shall name Landlord as an additional insured and shall include coverage for the contractual liability of Tenant to indemnify Landlord pursuant to Paragraph 18 of this Lease and shall have deductibles in an amount not greater than $10,000.00. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation of a material change of any such insurance. All such insurance policies shall be in form and issued by companies reasonably satisfactory to Landlord. The insurance carried by Tenant pursuant to this Paragraph shall be at Tenant's sole cost and expense; and the insurance carried by Landlord pursuant to this Paragraph shall be included in Operating Expenses; provided that in the event such insurance covers more than one property, only that portion of the costs reasonably allocable to the Project shall be included in Operating Expenses.

17.     Forms of Policies; Increase in Premiums, Waiver of Claims.


(a) The insurance requirements set forth in Paragraphs 15 and 16 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party's liability under this Lease. In addition to the requirements set forth in Paragraphs 15 and 16, the insurance required of Tenant and Landlord under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best's Insurance Guide, or A-in the current Standard & Poor Insurance Solvency Review, or that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the State; be primary insurance for all claims under it and provide that any insurance carried by Landlord and Landlord's lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be canceled, nonrenewed or the subject of material change in coverage or available limits of coverage, except upon thirty (30) days' prior written notice to Landlord and Landlord's lenders. Tenant will deliver either a duplicate original or a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant's obligations under this Lease to Landlord on or before the date Tenant first occupies any portion of the Premises, at least thirty (30) days before the expiration date of any policy and upon the renewal of any policy. Landlord must give its prior written approval to all deductibles and self-insured retentions under Tenant's policies. Tenant may comply with its insurance coverage requirements through a blanket policy, provided Tenant, at Tenant's sole expense, procures a "per location" endorsement, or equivalent reasonably acceptable to Landlord, so that the general aggregate and other limits apply separately and specifically to the Premises.

(b) If Tenant's business operations, conduct or use of the Premises or any other part of the Project causes an increase in the premium for any insurance policy carried by Landlord, Tenant will, within ten (10) days after receipt of notice from Landlord, reimburse Landlord for the entire increase.

(c) Notwithstanding anything herein to the contrary, each of Landlord and Tenant hereby waives all claims and causes of action (including claims of subrogation on behalf of its insurer) against the other and the other's agents, officers and employees to the extent that the loss or damage to any property, or bodily injury or personal injury, to which such claim or cause of action relates is covered by insurance carried or coverable under insurance required to be carried by such waiving party. THE PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT SUCH WAIVER EXTENDS TO CLAIMS OF NEGLIGENCE BY SUCH OTHER PARTY, ITS AGENTS, OFFICERS AND EMPLOYEES (AND WITH RESPECT TO LANDLORD, THE PROJECT MANAGER).

18. Indemnity. Neither Landlord nor any of its officers, directors, employees, or agents shall be liable to Tenant, or to Tenant's agents, servants, employees, customers, licensees, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, customers, invitees, licensees or any other person entering the Building or upon the Project under the invitation of Tenant (each, a "Tenant Party") or arising out of the use of the Project, Building or Premises by Tenant and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder. Tenant hereby indemnifies and holds Landlord and its officers, directors, employees and agents ("Landlord Indemnitees"), harmless from all liability and claims for any property damage, or bodily injury or death of, or personal injury to, a person in or on the Premises, or at any other place, including the Project or the Building, caused, in whole or in part, by Tenant or any Tenant Party and this indemnity shall be enforceable to the full extent whether or not such liability and claims are the result of the sole, joint or concurrent acts, negligent or intentional, or otherwise, of Tenant, or any Tenant Party. SUCH INDEMNITY FOR THE BENEFIT OF LANDLORD INDEMNITEES SHALL BE ENFORCEABLE EVEN IF LANDLORD INDEMNITEES, OR ANY ONE OR MORE OF THEM HAVE OR HAS CAUSED OR PARTICIPATED IN CAUSING SUCH LIABILITY AND CLAIMS BY THEIR JOINT OR CONCURRENT ACTS, NEGLIGENT OR INTENTIONAL, OR OTHERWISE. Notwithstanding the terms of this Lease to the contrary, the terms of this paragraph shall survive the expiration or earlier termination of this Lease.

19.     Casualty Damage.

(a) If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. If the Building is not so damaged that substantial alteration or reconstruction of the Building, in Landlord's reasonable and good faith opinion, is required, subject to the remaining provisions of this Paragraph 19, this Lease shall remain in full force and effect and the damage to the Building shall be repaired by Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's reasonable and good faith opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event any mortgagee of Landlord's should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, and the Lease is not terminated pursuant to subparagraph (c) below, Landlord shall promptly commence and proceed with reasonable diligence to restore the Base Building Work (but not any leasehold improvements, alterations, additions or improvements made by or for Tenant), at Landlord's sole cost and expense, to substantially the same condition its was in immediately prior to such damage or destruction with any necessary changes required by then applicable zoning and building laws. Landlord shall not be responsible for delays not within the control of Landlord. Notwithstanding the foregoing, Landlord's obligation to restore the Base Building Work (excluding any leasehold improvements, alterations, additions or improvements made by or for Tenant) shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all improvements, including trade fixtures and equipment, which are necessary to permit Tenant's re-occupancy of the Premises. Except as set forth above, all cost and expense of reconstructing the Premises shall be borne by Tenant, and Tenant shall present Landlord with evidence reasonably satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises.


(b) Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any Tenant Party, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.


(c) Notwithstanding anything in the Paragraph 19 to the contrary, if all or any portion of the Premises shall be made untenantable by a fire or other casualty, Landlord shall with reasonable promptness, cause an architect or general contractor selected by Landlord to estimate the amount of time required to substantially complete repair and restoration of the Base Building Work, using standard working methods (the "Completion Estimate"). If the Completion Estimate indicates that the Base Building Work cannot be restored within six (6) months from the date the repair and restoration is started, either party shall have the right to terminate this Lease by giving written notice to the other of such election within ten (10) days after its receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease in the event that the fire or casualty in question was caused by the negligence or intentional misconduct of Tenant or any Tenant Party or if an event of default (as defined in Paragraph 24) is then continuing. If the Completion Estimate indicates that the Base Building Work can be restored with six (6) months from the date the repair and restoration is started and Landlord has not otherwise exercised its right to terminate the Lease pursuant to the terms hereof, or if the Completion Estimate indicates that the Premises cannot be made tenantable with six (6) months but neither party terminates this Lease pursuant to this Paragraph 19, Landlord shall proceed with reasonable promptness to repair and restore the Premises. Notwithstanding anything to the contrary in this Paragraph 19, Tenant may prevent Landlord from terminating this Lease as set forth herein (or render any termination notice by Landlord of no effect) by agreeing in writing with Landlord, in form reasonably satisfactory to Landlord, within fifteen (15) days after Tenant's receipt of Landlord's termination notice, to pay to Landlord, on demand, the amount by which the cost of repairs and/or restoration exceed net insurance proceeds available to Landlord, and to provide such amount prior to the commencement of repair or reconstruction by the Landlord; such agreement shall provide, if Landlord so requires, security reasonably satisfactory to Landlord for the performance by Tenant of its obligations to pay and provide such amounts. For purposes of this Paragraph 19, any insurance proceeds required by any mortgagee of Landlord to be applied to the payment of the mortgage debt shall be deemed "not available to Landlord". Notwithstanding the foregoing, in the event Tenant desires to prevent termination of this Lease as set forth above in this Paragraph 19(c), Landlord shall request the holder of the mortgage on the Property permit Landlord to receive all insurance proceeds for the purpose of rebuilding the Building.

(d) If pursuant to subparagraph (c) Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Base Building Work within two (2) months after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, then (provided no event of default is then continuing) Tenant may terminate this Lease by written notice to Landlord within fifteen
(15) days after the expiration of such period, as the same may be extended (but in all events prior to substantial completion of such repair and restoration). For purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by the insurance adjustment process; (ii) any delays caused by Tenant; and
(iii) any delays caused by events of Force Majeure.

(e)     If the Premises shall, within the last year of the Lease
Term or the Renewal Term, be damaged or destroyed by any cause to such extent that the same, in the reasonable and good faith judgment of Landlord, the Base Building Work and Tenant's improvements cannot be reasonably expected to be restored to substantially the same condition as prior to such damage or destruction within ninety (90) days (or such shorter period to the date of expiration of the Lease Term or Renewal Term), from the time that such repair or restoration work would be commenced, then Landlord or Tenant shall have the right to terminate this Lease by notice to the other given within thirty
(30) days after the occurrence of such damage or destruction provided, however, that Tenant may prevent Landlord from terminating this Lease during the last year of the Lease Term (or render any such termination notice by Landlord of no effect) if within thirty (30) days following such damage or destruction, Tenant elects to extend the Term hereof pursuant to the provisions of Exhibit "G" attached hereto, if it has the right to do so.

(f) In the event this Lease is terminated by Landlord pursuant to the provisions of this Paragraph 19, and thereafter Landlord restores the Base Building Work substantially to its former condition, size and configuration within the period which is three-fourths (3/4) or less than the estimated time to complete the restoration set forth in the Completion Estimate (but in all events at least three (3) months earlier than the date set forth in the Completion Estimate), and provided that either (i) the amount of the insurance proceeds received by Landlord on account of the damage or destruction was at least equal to the cost of such restoration and such proceeds are available to Landlord or (ii) Tenant has paid to Landlord or pays to Landlord, on demand, the amount by which such cost of such restoration exceeds such net proceeds available to Landlord, Landlord shall, at the time after such termination, up to the date thirty (30) days after completion of such restoration, offer (it being understood that such offer can be made at any time during such period whether or not such restoration has been completed) the Premises to Tenant for lease upon the same terms and conditions (except as provided below in this sentence) in effect under this Lease immediately prior to the date of termination of this Lease, for a term equal to the balance of the Lease Term (including any available Renewal Option) which would have been remaining if this Lease had not been terminated and at the Base Rental that would have been applicable had this Lease not been terminated. If Tenant does not accept said offer, in writing, within twenty (20) days after it is made or fails to execute and deliver to Landlord the new Lease prepared by Landlord, such Lease to be prepared in accordance with the foregoing provisions, within twenty (20) days after delivery of such Lease by Landlord, then Landlord shall have no further obligations under this Section 19(f). If a new Lease is entered into pursuant to this Section 19(f), then the Rent Commencement Date of the Lease Term of such new Lease shall be the date upon which the Premises are substantially completed with leasehold improvements similar to those constructed by Tenant pursuant to Exhibit "D" of this Lease, but in no event more than seventy-five (75) days after delivery of the Premises to Tenant.

(g) Notwithstanding any inference to the contrary in this Paragraph 19, if one Building comprising the Premises is damaged by fire or other casualty which would permit either Landlord or Tenant to terminate this Lease pursuant to the foregoing provisions (the "Damaged Building"), but the other Building comprising the Premises is not so damaged, either party, as applicable, shall be entitled to elect to terminate this Lease only as to the Damaged Building. In the event that this Lease is terminated only as to one Building comprising the Premises, Tenant shall not be entitled to occupy any portion of the Parking Area or the Property associated with such Building, which Parking Area and Property associated with each Building is approximately shown on Exhibit "R" attached hereto and the Storage Corridor shall not extend more than ninety (90) feet from the exterior of the Building that Tenant continues to lease hereunder, and Tenant shall promptly remove all improvements installed by Tenant on such Parking Area or Property associated with the Damaged Building, including without limitation, the fence located on such property. Subject to Landlord's approval of the location of such fence, which approval shall not be unreasonably withheld, Tenant shall promptly relocate such fence to encompass only the Property associated with the non-damaged Building. Immediately after such termination, Landlord and Tenant shall enter into an amendment of this Lease reducing the square footage of the Premises, proportionately reducing Base Rental and Tenant's Pro Rata Share and incorporating such other amendments as are necessary to reflect the reduction of the Premises. In the event the Storage Corridor or Tenant's equipment located therein is damaged or following the termination of this Lease with respect to only one Building, Tenant shall have the right to install the equipment described in Paragraph 9 of Exhibit "D" attached hereto in other locations on the Property which is not associated with the Damaged Building, subject to and in accordance with the terms and conditions set forth in Paragraph 9 of Exhibit "D".

 .       20.     Damages from Certain Causes.    Unless caused by the gross
negligence or willful misconduct of Landlord or any Landlord Party, Landlord shall not be liable to Tenant for any injury to person or damage to property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Project caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises, EVEN IF THE SAME IS CAUSED BY LANDLORD'S NEGLIGENCE OR THE NEGLIGENCE OF ANY LANDLORD PARTY, nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.

21.     Condemnation.

(a) If more than 50% of the Premises is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a "Taking"), and the Taking prevents or materially interferes with Tenant's intended use of the Premises, either party may terminate this Lease by delivering to the other written notice thereof within thirty (30) days after the Taking, in which case rent shall be abated during the unexpired portion of the Term, effective on the date of such Taking. If (a) less than 50% of the Premises are subject to a Taking or (b) more than 50% of the Premises are subject to a Taking, but the Taking does not prevent or materially interfere with Tenant's intended use of the remainder of the Premises, then neither party may terminate this Lease, but the rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Except as provided herein, all compensation awarded for any Taking shall be the property of Landlord and Tenant assigns any interest it may have in any such award to Landlord.


(b) Notwithstanding the foregoing, Tenant does not assign to Landlord and Tenant hereby retains, and Landlord grants to Tenant, all right, title and interest in and to any and all amounts awarded or paid by reason of appropriation, condemnation or taking of Tenant's personal property and Trade Fixtures (but not other fixtures), which Tenant is entitled by the provisions of this Lease to remove from the Premises upon the termination of this Lease. Provided that Landlord reasonably agrees with Tenant's valuation of Tenant's leasehold improvements, Landlord shall submit Tenant's valuation of Tenant's improvements in connection with any condemnation proceeding and keep Tenant informed with respect to any proceedings relative to any such awards (but Tenant shall not appear in any proceeding affecting Landlord's award), and notwithstanding the provisions of this Paragraph 21, Tenant may receive from such compensation awarded for any Taking, such portion thereof as represents the value of those leasehold improvements taken which were initially made by Tenant as part of its initial tenant improvements of the Premises (but as to those leasehold improvements which were paid for by Landlord, only that part of the value thereof represented in the award, which is proportionate to the proportion of the cost thereof contributed by Tenant) appearing on the books of Tenant named herein maintained in accordance with generally accepted accounting principles and applying accelerated depreciation and cost recovery to the maximum extent available; and if at the time of such taking the Tenant named herein is not the holder of Tenant's interest, it shall be deemed that the then tenant originally carried said leasehold improvements at the same book value (less all depreciation and cost recovery) as it appeared on the books of the Tenant named herein at the time of acquisition of Tenant's interest and continue to amortize same as the Tenant named herein would have done if it were still the holder of Tenant's interest (and had continued the same depreciation and cost recovery methods) of the expenditures by Tenant for such initial leasehold improvements so taken. In the event Landlord does not reasonably agree with Tenant's valuation of Tenant's leasehold improvements, Landlord and Tenant shall negotiate in good faith to reach an mutually acceptable valuation of such improvements for purposes of any condemnation award. Notwithstanding any other provision of this Paragraph 21, no award to Tenant shall be allowed (and Tenant shall not share in any award) to the extent that the same would reduce any award that Landlord would have received if such leasehold improvements had not been made by Tenant.

(c) If any taking results in the loss of the Building's parking spaces by more than twenty-five percent (25%) of the number of parking spaces existing on the Phase V Rent Commencement Date, Tenant shall have the right to terminate this Lease by providing written notice to Landlord of Tenant's election to terminate within fifteen
(15) business days after the taking. Tenant's failure to terminate this Lease in the manner and within the time period specified in the immediately preceding sentence shall be deemed to be an irrevocable waiver of that termination right. Notwithstanding the foregoing, Tenant shall not be entitled to terminate this Lease if, within fifteen (15) business days after the taking, the Landlord provides parking spaces at the ratio of three (3) parking spaces per 1,000 square feet of the Premises within a reasonable distance from the Building. If less than the entire Premises is taken, then Landlord shall do such work as may be required to put what may remain of the Building into the same condition as immediately prior to such taking (excluding any work in connection with any improvements installed by or on behalf of Tenant), insofar as possible, and rent shall be abated until Landlord substantially completes such restoration work, and thereafter Base Rent shall be reduced in the proportion that the floor area of the portion of the Premises so taken bears the total floor area of the Premises prior to such taking.

22. Hazardous Substances. Tenant hereby represents and warrants to Landlord the following:

(a) No toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, radon, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601-9657, as amended ("CERCLA") (collectively, "Environmental Pollutants") other than customary office supplies, cleaning supplies and fuel supplies for Tenant's emergency generators stored and handled within the Premises or on the Property in accordance with all applicable laws, will be generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Project, and no activity shall be taken on the Project, by Tenant or any Tenant Party that would cause or contribute to (i) the Project or any part thereof to become a generation, treatment, storage or disposal facility within the meaning of or otherwise bring the Premised within the ambit of the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. 5901 et. seq., or any similar state law or local ordinance,
(ii) a release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants, from the Project or any part thereof within the meaning of, or otherwise result in liability in connection with the Premises within the ambit of CERCLA, or any similar state law or local ordinance, or (iii) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters, or the discharge into the air of any emissions, that would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et. seq., or the Clean Air Act, 42 U.S.C. 7401 et. seq. or any similar state law or local ordinance.

(b)     Tenant agrees to indemnify and hold Landlord Indemnitees
(as defined in Paragraph 17 herein) harmless from and against and to reimburse Landlord Indemnitees with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time and from time to time by reason of or arising out of the breach of any representation or warranty contained in Paragraph 22. (a) above.

(c) Tenant shall immediately notify Landlord in writing of any release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants of which Tenant has knowledge whether or not the release is in quantities that would require under law the reporting of such release to a governmental or regulatory agency.

(d) Tenant shall also immediately notify Landlord in writing of, and shall contemporaneously provide Landlord with a copy of:

Any written notice of release of hazardous wastes or substances, pollutants or contaminants on the Project that is provided by Tenant or any subtenant or other occupant of the Premises to a governmental or regulatory agency;

Any notice of a violation, or a potential or alleged violation, of any Environmental Law that is received by Tenant or any subtenant or other occupant of the Premises from any governmental or regulatory agency;

Any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against Tenant or any subtenant or other occupant of the Premises and that relates to the release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Project;

Any claim that is instituted or threatened by any third party against Tenant or any subtenant or other occupant of the premises and that relates to any release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Premises; and


Any notice of the loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises.

Failure to comply with this paragraph shall constitute a material default under the Lease. Notwithstanding the terms of this Lease to the contrary, the terms of this paragraph shall survive the expiration or earlier termination of this Lease.

(e) Landlord has provided Tenant with a copy of that certain Environmental Site Assessment Cameron Road at Rutherford Lane, Austin, Texas HBC Report No. 61-1928.96 dated June 13, 1996, prepared by HBC Engineering, Inc., as updated by that certain Environmental Site Assessment dated May 5, 1998 prepared by HBC Engineering, Inc. (collectively, the "Environmental Report"), which is the only report in Landlord's possession relating to the Property. Landlord makes no representations or warranties whatsoever (express or implied) to Tenant regarding (x) the Environmental Report (including, without limitation, the contents, accuracy and/or scope thereof) or (y) the presence or absence of hazardous or toxic materials or wastes in, at, or under the Premises or the Project. Notwithstanding any other provision of this Lease, Landlord represents that, to its current actual knowledge, there are no hazardous wastes or substances, including but not limited to, any solvents, metals, petroleum, PCBs or asbestos in, on, under or about the Project or the Premises. For purposes of this Paragraph 22(f), the current actual knowledge of Landlord shall be limited to the matters disclosed in the Environmental Report. Landlord shall indemnify, protect, hold harmless and defend Tenant from and against any liabilities, claims, demands, costs, expenses (including without limitation attorneys fees and disbursements) and damages arising in connection with hazardous wastes or substances disclosed in the Environmental Report to be existing in, or about the Premises and the Project.

23. Americans with Disabilities Act. Tenant agrees to comply with all requirements of the Americans with Disabilities Act applicable to the Premises and such other current acts or other subsequent acts, (whether federal or state) addressing like issues as are enacted or amended. Tenant agrees to indemnify and hold Landlord harmless from any and all expenses, liabilities, costs or damages suffered by Landlord as a result of additional obligations which may be imposed on the Building or the Project under of such acts by virtue of Tenant's operations and/or occupancy, EVEN IF THE SAME RESULT FROM THE ALLEGED NEGLIGENCE OF LANDLORD, provided that in the event Landlord is found to be negligent, such indemnity shall not apply to any expenses, cost of damages resulting from the actual negligence of Landlord. Tenant acknowledges that it will be wholly responsible for any provision of the Lease which could arguably be construed as authorizing a violation of either Act. Any such provision shall be interpreted in a manner which permits compliance with such Act and is hereby amended to permit such compliance.

24.     Events of Default/Remedies.

(a) The following events shall be deemed to be events of default under this Lease:

                  (i) With respect to the first two (2) failures within any twelve (12) month period during the first two (2) years of the Lease Term of Tenant to pay to Landlord when due any Base Rental, Operating Expense Rental or any other rent payable by Tenant to Landlord under this Lease, the continuance of such failure for five (5) business days after receipt of notice from Landlord that such amount was not paid when due. With respect to the first two (2) failures within the remaining Lease Term (after the first two (2) years of the Lease Term) of Tenant to pay to Landlord when due any Base Rental, Operating Expense Rental or other rent payable by Tenant to Landlord under this Lease, the continuance of such failure for five (5) business days after receipt of notice from Landlord that such amount was not paid when due. With respect to any other payment of Base Rental, Operating Expense Rental or other rent payable by Tenant to Landlord under this Lease, the failure of Tenant to pay Landlord such amount when due (collectively, hereinafter sometimes referred to as a "Monetary Default").

                  (ii) Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, which failure is not cured within ten (10) days after delivery to Tenant of notice of the occurrence of such failure; provided that if such failure cannot reasonably be cured within ten (10) days, Tenant shall not be in default hereunder so long as Tenant commences curative action within such ten (10) day period and thereafter diligently and continuously pursues the curative action and fully and completely cures the failure within forty-five (45) days after such written notice to Tenant.

                  (iii) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit an act of bankruptcy or shall make an assignment for the benefit of creditors, or Tenant shall admit in writing its inability to pay its debts as they become due.

                  (iv) Tenant shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant or shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder; or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.


                  (v) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or of the Premises or of any of Tenant's property located thereon in any proceeding brought by Tenant, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant and shall not be discharged within sixty (60) days after such appointment or Tenant shall consent to or acquiesce in such appointment.

                  (vi) The leasehold estate hereunder shall be taken on execution or other process of law in any action against Tenant.

                  (vii) Tenant shall abandon or vacate any substantial portion of the Premises for a period in excess of two (2) years without the prior written permission of Landlord. If Tenant or any other person acting on Tenant's behalf has removed, is removing or has made preparations to remove (other than in the normal course of business) goods, equipment, fixtures or other property from the Premises in amounts substantial enough to indicate a probable intent to abandon or vacate the Premises without the prior written permission of Landlord, Tenant's abandonment of the Premises shall be deemed conclusively established for all purposes.

                  (viii) Tenant shall fail to take possession of and occupy any portion of the Premises within thirty (30) days following substantial completion of the Tenant's improvements in such portion of the Premises.

                  (ix) The liquidation, termination, dissolution, or forfeiture of right to do business of Tenant.

(b) Upon the occurrence of any event or events of default under this Lease, whether enumerated in this Paragraph or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand for possession whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations due and waives any and all other notices or demand requirements imposed by applicable law):

                  (i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to all Costs of Reletting (hereinafter defined) and any deficiency that may arise by reason of any reletting. If such termination is caused by the failure to pay rent and/or the abandonment of any substantial portion of the Premises, Landlord may elect, by sending written notice thereof to Tenant, to receive liquidated damages in an amount equal to the sum of the Base Rental, Operating Expense Rental and other rent payable hereunder for the month during which the Lease is terminated times the lesser of (A) twelve (12) or (B) the number of months remaining in the Lease Term as of the date of such failure to pay rent and/or abandonment of any substantial portion of the Premises. Such liquidated damages shall be in lieu of the payment of loss and damage Landlord may suffer by reason of such termination as provided in the preceding sentence but shall not be in lieu of or reduce in any way any amount (including accrued rent) or damages due to breach of covenant (whether or not liquidated) payable by Tenant to Landlord which is accrued and outstanding at the time of the termination of the Lease.


                  (ii) Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without having any civil or criminal liability therefor and without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions or free rent) and for such uses as Landlord in its reasonable discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all Costs of Reletting and any deficiency that may arise by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant. If Landlord elects to terminate Tenant's right to possession of the Premises without terminating this Lease, Tenant shall continue to be liable for all rent and Landlord shall use reasonable efforts to relet the Premises or any part thereof to a substitute tenant or tenants for a period of time equal to or lesser or greater than the remainder of the Term on whatever terms and conditions Landlord, in Landlord's good faith and reasonable discretion, deems advisable. For purposes hereof, Landlord shall be deemed to have used "reasonable efforts" to relet if Landlord places its customary "For Lease" sign upon the Premises and places the Premises for lease with a reputable broker. In no event shall Landlord be obligated to lease the Premises in priority to other space within the Project.

                  (iii) Enter upon the Premises by force if necessary without having any civil or criminal liability therefor, and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any reasonable expense which Landlord may incur in thus affecting compliance with Tenant's obligations under this Lease together with interest at the Default Rate and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

                  (iv) Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (i) all rent accrued hereunder through the date of termination, (ii) all Costs of Reletting, and (iii) an amount equal to (A) the total rent that Tenant would have been required to pay for the remainder of the Lease Term discounted to present value minus (B) the then present fair rental value of the Premises for such period, similarly discounted.

          In order to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant and Landlord shall have no obligation to provide Tenant a key to new locks installed in the Premises or grant Tenant access to the Premises. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys' fees, by reason of Landlord's alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant's agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant's expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.

(c) For purposes of this Lease, the term "Costs of Reletting" shall mean all reasonable costs and expenses incurred by Landlord in connection with the reletting of the Premises, including without limitation the cost of cleaning, renovation, and repair of the Premises for a new tenant or tenants, advertisement, marketing, brokerage and legal fees, the cost of protecting or caring for the Premises while vacant, the cost of removing and storing any property located on the Premises, any increase in insurance premiums caused by the vacancy of the Premises and any other out-of-pocket expenses incurred by Landlord including tenant inducements such as the cost of moving the new tenant or tenants and the cost of assuming any portion of the existing lease(s) of the new tenant(s).

(d) Except as otherwise herein provided, no repossession or re-entering on the Premises or any part thereof pursuant to subparagraph (b) hereof or otherwise shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. Notwithstanding any such repossession or re-entering on the Premises or any part thereof by reason of the occurrence of an event of default, Tenant will pay to Landlord the Base Rental, Operating Expense Rental and other rent or other sum required to be paid by Tenant pursuant to this Lease.

(e) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

(f) This Paragraph 24 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. To the extent permitted by applicable law, Tenant waives any statutory rights which conflict with this Paragraph 24.


25. Tenant Remedies. Except to the extent specifically provided herein, Tenant shall not have the right to an abatement of rent or to terminate this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement in connection herewith, whether in this Lease or elsewhere and Tenant hereby waives such remedies of abatement of rent and termination. Tenant hereby agrees that Tenant's remedies for default hereunder or in any way arising in connection with this Lease including any breach of any promise or inducement or warranty, express or implied, shall be limited to suit for direct and proximate damages provided that Tenant has given the notices as hereinafter required. Notwithstanding anything to the contrary contained in this Lease, the liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building and the Property (and the proceeds thereof received by Landlord after entry of a judgment against Landlord in favor of Tenant), and Tenant agrees to look solely to Landlord's interest in the Building and the Property (and the proceeds thereof received by Landlord after entry of a judgment against Landlord in favor of Tenant) for the recovery of any judgment against the Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency. Tenant hereby covenants that, prior to the filing of any suit for direct and proximate damages, it shall give Landlord and all mortgagees whom Tenant has been notified hold mortgages or deed of trust liens on the Property, Building or Premises and given an address for ("Landlord's mortgagees") notice and reasonable time to cure any alleged default by Landlord, not to exceed thirty (30) days following such notice.

26. No Waiver. Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord, but Landlord shall have the right to declare the default at any time prior to the expiration of the applicable statute of limitation and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance of surrender of the Premises.

27. Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended beyond the applicable cure period in Paragraph 24(a)(iv) for discharge or dismissal of such proceeding, then:

(a) "Adequate protection" of Landlord's interest in the Premises pursuant to the provisions of Section 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Paragraph 101, et seq. (such Bankruptcy Code as amended from time to time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

                  (i) the continued payment by Tenant of the Base Rental, Operating Expense Rental and all other rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

                  (ii) the hiring of security guards to protect the Premises if Tenant abandons and/or ceases operations; such obligation of Tenant only to be effective so long as Tenant remains in possession and control of the Premises to the exclusion of Landlord;

                  (iii) the furnishing of an additional/new Security Deposit by Tenant in the amount of three (3) times the then-current monthly Base Rental, Operating Expense Rental and other rent payable hereunder.

(b) "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new
Security Deposit in the amount of three (3) times the then-current Base Rental and Operating Expense Rental payable hereunder.

(c) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

(d) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as "rent", shall constitute "rent" for the purposes of Section 502(b)(6) of the Bankruptcy Code.

(e) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rental, Operating Expense Rental and other rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

(f) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, setting forth (i) the name and address of such person or entity; (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

(g) To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e)(2) of the Bankruptcy Code.

28. Peaceful Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained, subject to all rights to notice and the ability to cure any failure to do so contained herein.

29. Parking. Tenant and its employees and invitees shall have the non-exclusive right to use, in common with other tenants of the Project, any parking areas associated with the Premises which Landlord has designated for such use, subject to (a) such reasonable rules and regulations as Landlord may promulgate from time to time and (b) rights of ingress and egress of other tenants and their employees, agents and invitees. Landlord shall not be responsible for enforcing Tenant's parking rights against third parties.
 If Exhibit "F" "Parking Agreement" is attached hereto, the rights of Tenant and its employees and invitees to use the parking areas within the Project are subject to the provisions of such exhibit. Notwithstanding the foregoing, so long as the Premises include all of the rentable area of the buildings located on the Property, the foregoing parking rights shall be exclusive to Tenant.

30.     Removal of Property at Expiration of Lease; Holding Over.

(a) Except as set forth in Paragraph 9(e), any and all alterations, additions, improvements, including all alterations and improvements installed pursuant to Exhibit "D" attached hereto, which constitute fixtures or which constitute Building systems, including all HVAC systems, become the property of Landlord upon termination of this Lease; provided that Tenant may be required to relocate the foregoing pursuant to Tenant's obligations under Exhibit "M-2" attached hereto. Tenant shall retain title to any and all Trade Fixtures, attached furniture, as well as those improvements listed on Exhibit "M-1" attached hereto and incorporated herein by this reference; provided that notwithstanding the foregoing, at the expiration or earlier termination of this Lease, Tenant surrender the Premises in the condition described on Exhibit "M-2" attached hereto. Within ten (10) days after the expiration or earlier termination of this Lease, unless otherwise requested by Landlord, Tenant shall, at its sole cost and expense, remove all installations and improvements made on the Property outside of the Premises, including without limitation, all generators, the Storage Corridor, all exterior lighting, cameras, fuel tanks, satellite dishes and equipment and exterior fences, and deliver the Property in the condition described in Exhibit "M-2" attached hereto; provided that Tenant shall not remove any of the installations described on Exhibit "M-2" attached hereto. For purposes of this Paragraph 30, all of the foregoing improvements required to be removed by Tenant shall be deemed to constitute Required Removables (hereinafter defined). Tenant, at its sole cost and expense, shall repair in a good and workmanlike manner any and all damage done to the Project due to the removal, detachment, attempted removal or attempted detachment of any of Tenant's improvements from the Property and all such repairs shall be completed by the earlier of (i) thirty (30) days after such removal, detachment, attempted removal or attempted detachment of the applicable improvements from the Property or (ii) the expiration or earlier termination of this Lease. Tenant shall not remove, detach or attempt to remove or detach any improvements from the Property except in accordance with the provisions of this Paragraph 30(a). In the event Tenant fails to remove said articles prior to or upon the expiration or earlier termination, they shall be deemed abandoned and may be disposed of by Landlord, at Tenant's sole cost and expense, in any way Landlord sees fit. In addition, all other personal property which shall remain in the Premises for more than five (5) days following either the termination of this Lease or the entry of the Premises by Landlord following Tenant's default hereunder shall, at Landlord's option, become property of Landlord. Landlord may require Tenant to remove such fixtures and improvements, alterations, additions owned by Landlord, including but not limited to telephone, data, and/or network cabling, installed on or located in the Premises or on the Project (whether or not within the Premises) as are designated by Landlord (the "Required Removables") at Tenant's sole cost within ten (10) days after the expiration or earlier termination of this Lease or Tenant's right to possession of the Premises. In the event that Landlord so elects, and Tenant fails to timely remove the Required Removables, Landlord may remove the Required Removables at Tenant's cost, and Tenant shall pay Landlord on demand, or Landlord may deduct from Tenant's Security Deposit, all costs incurred in removing, storing and/or disposing of the Required Removables. Landlord, at is sole option, shall inspect any and all alterations and repairs made by or on behalf of the Tenant. All costs associated with the inspection and testing of such alterations or repairs shall be reimbursed to Landlord by Tenant within ten (10) days of such demand. Notwithstanding the terms of this lease to the contrary, the terms of this paragraph shall survive the expiration or earlier termination of this Lease.


(b) In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Paragraph 24(b) hereof, Tenant shall become a Tenant at sufferance and, throughout the entire holdover period, Tenant shall pay rent on a per diem basis equal to one hundred twenty percent (120%) of the sum of the Base Rental and Operating Expense Rental which would otherwise have been applicable had the term of this Lease continued through the period of such holding over by Tenant for the first month of any holdover and one hundred fifty percent (150%) of the same thereafter. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the term of this Lease shall be construed to extend the term of this Lease or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise unless Landlord has sent written notice to Tenant that Landlord has elected to extend the term of the Lease. Tenant shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

31.     Subordination to Mortgage.

(a) Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. This clause shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building and/or the Property and Tenant agrees to execute within fourteen (14) days of its receipt of the same such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may reasonably request. In the event that Tenant should fail to timely execute any subordination or other agreement required by this Paragraph, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest in Landlord and is accordingly irrevocable.

(b) Within five (5) business days after the full execution of this Lease, Landlord shall deliver to Tenant a Subordination, Non-Disturbance and Attornment Agreement executed by the current holder of a mortgage on the Property in the form of Exhibit "N" attached hereto (the "Lender Non-Disturbance Agreement"). Landlord shall also execute the Lender Non-Disturbance Agreement in the form of Exhibit "N". In the event Landlord fails to deliver to Tenant the foregoing described Subordination, Non-Disturbance and Attornment Agreement within such five (5) business day period, Tenant shall have the right to terminate this Lease by providing written notice to Landlord of Tenant's election to terminate at any time after the expiration of such five (5) business day period and prior to Landlord's delivery of such Subordination, Non-Disturbance and Attornment Agreement. As of the date of this Lease, Mellon Bank, N.A. is the only holder of a mortgage or deed of trust on the Property and there are no ground leases affecting the Property. To the best of Landlord's knowledge, there are no restrictive covenants applicable to the Property other than those listed on Exhibit "Q" hereto. Notwithstanding the foregoing, Tenant shall not have any obligation to pay the Security Deposit or any payment of Base Rental hereunder until Tenant has received the Lender Non-Disturbance Agreement which has been executed by the current holder of a mortgage on the Property. The Security Deposit and any pre-payments of Base Rental due upon execution of this Lease shall be due within three (3) business days after Tenant's receipt of the executed Lender Non-Disturbance Agreement.

32. Estoppel Certificate. Tenant agrees periodically to furnish within ten (10) business days after so requested by Landlord, ground lessor or the holder of any deed of trust, mortgage or security agreement covering the Building, the Land, or any interest of Landlord therein, a certificate signed by a Tenant certifying (a) that this Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) as to the Commencement Date and the date through which Base Rental and estimated Operating Expense Rental have been paid, (c) that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant, (d) that except as stated in the certificate no rent has been paid more than thirty (30) days in advance of its due date, (e) that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate), (f) that except as stated in the certificate, Tenant, as of the date of such certificate, has no charge, lien, or claim of offset against rent due or to become due, (g) that except as stated in the certificate, Landlord is not then in default under this Lease, (h) as to the amount of Rentable Area then occupied by Tenant, (1) that there are no renewal or extension options, purchase options, rights of first refusal or the like in favor of Tenant except as set forth in this Lease, (j) the amount and nature of accounts payable to Landlord under terms of this Lease and (k) as to such other matters as may be reasonably requested by Landlord or ground lessor or the holder of any such deed of trust, mortgage or security agreement. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Land or any part thereof or interest of Landlord therein.

33. Attorney's Fees. In the event either party defaults in the performance of any of the terms of this Lease and the other party employs an attorney in connection therewith, the defaulting party agrees to pay the prevailing party's reasonable attorneys' fees.

34. Notice. Any notice in this Lease provided for must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postage paid and certified with return receipt requested, or by prepaid telegram, when appropriate, addressed to the party to be notified at the address stated in this Lease or such other address notice of which has been given to the other party or by delivering the same in person to such party or an officer or partner of such party. Notice deposited in the mail in the manner hereinabove described shall be effective upon the recipient's receipt or refusal to accept such notice. Neither party hereto shall be required to send any notice, request, demand, consent, approval, or other communication required or permitted under this lease to more than two (2) other addresses in addition to the premises.


35. Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

36. Recordation. Tenant agrees not to record this Lease. The parties agree to record a Memorandum of Lease substantially in the form of Exhibit "O" promptly following execution of this Lease.

37. Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State.

38. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of such party; provided that this paragraph shall not apply to the payment of rent or other monies by Landlord or Tenant, nor shall the provisions of this paragraph postpone the date that rent is payable pursuant to this Lease.

39. Time of Performance. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

40. Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Project referred to herein, and in such event and upon such transfer Landlord shall be released from all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer (but shall not be relieved of any obligations occurring during its period of ownership of the Building); provided that (i) any funds held by the transferor in which Tenant has an interest (including, without limitation, the Security Deposit) shall be turned over by credit to the purchase price or otherwise and (ii) any such transferee shall assume, in writing, all non-accrued obligations of Landlord under this Lease.
Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations. Any and all covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord's interest hereunder.

41. Commissions. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of the indemnifying party except with respect to any commissions or brokerage fees due to The Commercial Property Services Company ("Tenant's Broker") and Transwestern Commercial Services ("Landlord's Broker"). Landlord has agreed to pay the fees of Tenant's Broker and Landlord's Broker pursuant to the terms of separate written agreements with such brokers.

42. Joint and Several Liability. If there is more than one Tenant, or if the Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties.

43. Authority. In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual, then each individual executing or attesting this Lease on behalf of Tenant hereby covenants, warrants and represents: (i) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (ii) that this Lease is binding upon Tenant; (iii) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the State;
(iv) that upon request, Tenant will provide Landlord with true and correct copies of all organizational documents of Tenant, and any amendments thereto; and (v) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is a corporation, Tenant will, prior to the Commencement Date, deliver to Landlord a Secretary's Certificate executed by the Secretary of the Tenant certifying the signature of the person executing this Lease on behalf of Tenant and further certifying that such person is an officer of Tenant and authorized to execute this Lease.

44. Financial Condition of Tenant. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements are true and correct in all material respects.

45. Effect of Delivery of This Lease. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant, and this Lease has been approved by Landlord's mortgagee.

46. Entire Agreement. This Lease Agreement, including the following Exhibits:

          Exhibit "A" - Property Description
          Exhibit "B" - Outline and Location of Premises
          Exhibit "C" - Operating Expense Rental

          Exhibit "D" - Work Letter
          Exhibit "E" - Rules and Regulations
          Exhibit "F" - Parking Agreement
          Exhibit "G" - Renewal Option
          Exhibit "H" - Form of Letter of Credit
          Exhibit "I" - Purchase Option
          Exhibit "J" - Right of Opportunity
          Exhibit "K" - Base Building Work
          Exhibit "L" - Intentionally Omitted
          Exhibit "M-1" - Property Owned by Tenant
          Exhibit "M-2" - Improvements to Remain in the Premises or on the Property
          Exhibit "N" - Form of Subordination, Non-Disturbance
          Exhibit "O" - Form of Memorandum of Lease
                  and Attornment Agreement
          Exhibit "P" - Tenant's Form of Confidentiality Agreement
          Exhibit "Q" - List of Encumbrances Applicable to the Property Exhibit "R" - Removal Area

constitute the entire agreement between the parties hereto with respect to the subject matter of this Lease. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease which alone fully and completely expresses the agreement of the parties, neither party relying upon any statement or representation not embodied in this Lease.

47. No Presumption Against Drafter. Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be not inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

48. Landlord's Lien. Landlord hereby waives any and all landlord's liens (whether statutory, constitutional or arising under the common law or otherwise) on all property in the Premises and hereby agrees to execute such additional instruments as may be reasonably requested by Tenant to evidence such waiver. In addition, Landlord acknowledges Tenant's right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located in or at the Premises; provided that no security interest shall attach to any leasehold improvement constituting a fixture or becoming property of Landlord, and Landlord agrees to execute reasonable waiver forms releasing liens in favor of any purchase money seller, lessor or lender who has financed or may finance in the future such items.

49. Warranty Waiver: EXCEPT AS EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD, ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS AND CONTRACTORS, MAKE NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROJECT, PROPERTY, BUILDING OR THE PREMISES OR ITS CONDITION. NO WARRANTY OF MATERIALS, WORKMANSHIP OR APPLIANCES HAS BEEN MADE OR IS EXPRESSED OR IMPLIED BY THIS LEASE. LANDLORD, ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS AND CONTRACTORS EXPRESSLY DISCLAIM AND TENANT EXPRESSLY WAIVES ANY WARRANTY OF HABITABILITY, GOOD AND WORKMANLIKE CONSTRUCTION, SUITABILITY, OF DESIGN OR FITNESS FOR A PARTICULAR PURPOSE AND EXPRESSLY DISCLAIM AND TENANT EXPRESSLY WAIVES ANY WARRANTY AS TO THE ENVIRONMENTAL CONDITION OF THE PROJECT, PROPERTY, BUILDING OR PREMISES AND THE PRESENCE
OR CONTAMINATION BY HAZARDOUS MATERIALS. TENANT IS NOT RELYING ON ANY REPRESENTATIONS BY LANDLORD OR LANDLORD'S OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS AND CONTRACTORS. TENANT EXPRESSLY WAIVES, TO THE EXTENT ALLOWED BY LAW, ANY CLAIMS UNDER FEDERAL, STATE OR OTHER LAW THAT TENANT MIGHT OTHERWISE HAVE AGAINST LANDLORD, ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS AND CONTRACTORS RELATING TO THE CONDITION OF THE PROJECT, PROPERTY, BUILDING OR PREMISES OR THE IMPROVEMENTS OR PERSONAL PROPERTY LOCATED THEREON OR THE PRESENCE IN OR CONTAMINATION OF THE PROJECT OR THE PREMISES BY HAZARDOUS MATERIALS.

50.     Substitution.  Intentionally Omitted.

51. Tax Protest. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROJECT OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

52.     Waiver of Deceptive Trade Practices Act.   TENANT HEREBY WAIVES
ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.


53. Letter of Credit. Within three (3) business days after Tenant's receipt of the executed Lender Non-Disturbance Agreement from the current holder of a mortgage on the Property, Tenant shall present to Landlord an irrevocable Letter of Credit (the "Letter of Credit"), which Letter of Credit shall: (a) be in the amount of $800,000.00; (b) be issued on the form attached hereto as Exhibit "H"; (c) name Landlord as its beneficiary; (d) be drawn on an FDIC insured financial institution reasonably satisfactory to the Landlord; and (e) expire no earlier than sixty (60) days after the second anniversary of the Rent Commencement Date of this Lease. Notwithstanding anything herein to the contrary, provided Tenant is not in default under this Lease as of the effective date of any reduction of the Letter of Credit, Tenant shall have the right to reduce the amount of the Letter of Credit to be as follows: (i) $683,333.00 effective as of the second anniversary of the Rent Commencement Date; (ii) $566,666.00 effective as of the third anniversary of the Rent Commencement Date; (iii) $449,999.00 effective as of the fourth anniversary of the Rent Commencement Date; (iv) $333,332.00 effective as of the fifth anniversary of the Rent Commencement Date, and $216,665.00 effective as of sixth anniversary of the Rent Commencement Date. Such reduction shall be accomplished by having Tenant provide Landlord with a substitute letter of credit in the reduced amount. All renewals and/or replacements of the Letter of Credit shall be for a term of not less than one (1) year. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least sixty (60) days after the seventh anniversary of the Rent Commencement Date.
 If Tenant fails to furnish such renewal or replacement at least sixty (60) days prior to the stated expiration date of the Letter of Credit then held by Landlord, such failure shall automatically, without notice to Tenant, constitute an event of default hereunder and Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Paragraph
53. Notwithstanding the foregoing, in the event Tenant fails to furnish a renewal or replacement letter of credit within the sixty (60) day period referenced above, Landlord shall notify Tenant at least five (5) days prior to drawing on the Letter of Credit of such failure unless at the time Landlord discovers such failure, there are less than five (5) days prior to the expiry date of the letter of credit, in which case, Landlord shall not be obligated to provide Tenant with any notice prior to such drawing. Any renewal of or replacement for the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above. Notwithstanding anything to the contrary set forth in this Paragraph 53, in the event Tenant obtains a credit rating by Standard & Poor's of BB or better, Tenant shall not be required to provide Landlord with the Letter of Credit and Landlord shall release the Letter of Credit held by Landlord at such time. In addition, Tenant may, from time to time, replace any existing Letter of Credit with a new Letter of Credit if the new Letter of Credit (a) becomes effective at least thirty (30) days before expiration of the Letter of Credit that it replaces; (b) is in the required amount; (c) is issued by an FDIC insured bank reasonably acceptable to Landlord; and (d) otherwise complies with the requirements of this Paragraph 53.

54. Third Party Equipment. Landlord acknowledges that certain equipment within the Premises shall be owned by third parties. Landlord shall permit Tenant to keep such equipment and property within the Premises without the need for Tenant to obtain any consent from or pay any fee to Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

                                     LANDLORD:
                                     ---------

                                        CAMERON ROAD CORPORATE PARK, LTD., a
                                        Texas limited partnership

Address:
150 North Wacker Drive, Suite 180
Chicago, Illinois 60606                 By:  Transwestern Cameron L.P.,
Attention: William A. Purdy                  a Delaware limited partnership,
                                             a general partner

                                        By:  Transwestern Cameron  GPI, L.L.C.,
                                             a Delaware limited liability
                                                company, its
With a copy to:                                 general partner

Transwestern Investment Company
150 North Wacker Drive, Suite 180
Chicago, Illinois 60606
Attention: General Counsel              By:  /s/ William A. Purdy
                                           ----------------------------------
                                           Name:  William A. Purdy
and to:                                   Title: Managing Director

Susan E. Coleman, Esq.
Thompson & Knight, P.C.
801 Cherry Street, Suite 1600
Fort Worth, Texas 76102

                                      TENANT:
                                      -------

Address:                              EXODUS COMMUNICATIONS, INC., a Delaware
                                      corporation


                                        /s/ Adam Wegner
                                      -----------------------------------------
                                      Name(print):  Adam Wegner
                                                  -----------------------------
                                      Title:  Vice President and General
                                              Counsel
                                            -----------------------------------

                                    EXHIBIT "A"
                                    -----------

                               PROPERTY DESCRIPTION


Lots Three (3) and Four (4), Block "B", CAMERON ROAD CORPORATE PARK PHASE I, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 100, Page(s) 303-305 of the Plat Records of Travis County, Texas.

Together with and including the following easement estates and interests:

      (i) That easement created under or pursuant to that certain document recorded in Volume 13236, Page 3730 of the Real Property Records of Travis County, Texas, such easement upon the property more particularly described in that certain Shared Detention Restrictive Covenant and Flood Detention Easement recorded in Volume 13226, Page 0471 of the Real Property Records of Travis County, Texas.

      (ii) All of that certain tract or parcel of land containing 1.821 acres, more or less, situated in the James P. Wallace Survey No. 57, Travis County, Texas said tract being more particularly described by metes and bounds as follows:

BEGINNING FOR REFERENCE at a capped iron rod found in the South line of that certain tract of land dedicated for Street in Volume 3873, Page 1021 of the Deed of Records of Travis County, Texas, for the Northeast corner of that certain (2.0 acre) tract of land as conveyed to Trinity Chapel by deed recorded in Volume 4824, Page 480 of the Deed of Records of Travis County, Texas and for the Northwest corner of Lot 1, Block A, Cameron Road Corporate Park Phase I, a subdivision in Travis County, Texas according to the map or plat thereof recorded in Volume 100, Page 303 of the Plat of Records of Travis County, Texas;

THENCE with the common line of said Lot 1 and said Street Dedication tract, S 88? 42? 43? E 374.22 feet to a point for the Southwest corner and PLACE OF BEGINNING of the herein described easement;

THENCE crossing said Street Dedication tract and that certain tract of land as conveyed to Austin Independent School District by deeds recorded in Volume 3871, Page 3251 and Volume 3872, Page 53 of the Deed Records of Travis County, Texas with the westerly line of this easement, the following three (3) courses and distances;

          1.      N 29? 06? 17? E 20.00 feet to a point;
          2.      N 71? 31? 48? E 66.00 feet to a point;
          3. N 37? 18? 26? E 481.00 feet to a point in the Easterly line of said Street Dedication tract and in the Westerly line of Lot 4, Block A, of said Cameron Road Corporate Park Phase I, for the most Northerly corner of this easement and from which a capped iron rod found for a point of curvature in the East line of said Street Dedication tract bears N 05? 09? 14? W 108.65 feet;

THENCE with the common line of said Street Dedication tract and said
Lot 4, S 05? 09? 14? E 440.0 feet to a point for a common angle corner of Lot 3 and Lot 4, Block A, of said Cameron Road Corporate Park Phase I, and for an angle corner of said Street Dedication tract, and being the Southeasterly corner of this easement;

THENCE with the common line of said Street Dedication tract and said Lot 3, the following three (3) courses and distances;

          1. S 84? 51? 15? W 60.00 feet to a point for a non-tangent point of curvature;
          2. along a curve to the left with a radius of 16.79 feet for an arc length of 24.48 feet and which chord bears N 46? 55? 43? W
          22.37 feet to a capped iron rod found for a point of tangency;
          3. N 88? 42? 43? W 327.36 feet to the PLACE OF BEGINNING, containing 1.821 acres of land.

                                    EXHIBIT "C"
                                    -----------

                              OPERATING EXPENSE RENTAL


1.      In addition to Base Rental, Tenant shall pay to Landlord
Tenant's Pro Rata Share of Operating Expenses for the Project ("Operating Expense Rental"). During each month of the Lease Term, on the same date that installments of Base Rental are due, Tenant shall pay to Landlord in the amount equal to 1/12th of the annual amount, as estimated by Landlord, of Tenant's Prorata Share of Operating Expenses. Payments thereof for any fractional calendar month shall be prorated. Notwithstanding any language in the Lease seemingly to the contrary, if the Project is not fully occupied during any calendar year of the Lease Term, actual Operating Expenses for purposes of this Exhibit "C" shall be determined as if the Project had been fully occupied during such year. Prior to January 1 of each calendar year during Tenant's occupancy or as soon thereafter as practical, Landlord shall make a good faith estimate of the Operating Expense Rental for each upcoming calendar year and, upon prior written notice to Tenant, shall require the monthly payment of Operating Expense Rental to be adjusted in accordance with such estimate. Landlord shall have the right from time to time during any such calendar year to revise the estimate of the Operating Expense Rental for such year and provide Tenant with a revised statement therefor, and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. Any amounts paid based on any estimate shall be subject to adjustment pursuant to Paragraph 2 below when actual Operating Expenses are available for such calendar year.

2. As soon as is practical following the end of each calendar year during which Tenant has occupied the Premises, Landlord shall furnish to Tenant a statement of Landlord's actual Operating Expenses for the previous calendar year. If for any calendar year Operating Expense Rental collected for the prior year, as a result of Landlord's estimate of Operating Expenses, is in excess of the Operating Expense Rental actually due during such prior year, then Landlord shall promptly refund to Tenant any overpayment (or at Landlord's option, unless this Lease has terminated, apply such amount against rentals next due or to become due hereunder). Likewise, Tenant shall promptly pay to Landlord any underpayment with respect to the prior year whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment.

3. "Operating Expenses" shall mean all costs, expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, lease, operation, repair, control of access and maintenance of the Project. Operating Expenses shall be computed on an accrual basis and shall be determined in accordance with generally accepted real estate accounting practices, as more fully described in this paragraph, which shall be consistently applied. Operating Expenses shall include, but shall not be limited to, the following:

(a) All labor costs for Landlord's non-executive employees performing services required or utilized in connection with the operation, repair, maintenance and landscaping of the Project (to the extent such employee's time is devoted to the Project), including but not limited to amounts incurred for professional training, wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, and retirement plans and group insurance.

(b) All management fees, including those paid to any affiliate of Landlord (but not fees paid to an affiliate of Landlord which are in excess of market management fees), or if there is no specific manager and management fees, an administration fee of (i) $2,500 per month during the first 24 Months of the Lease Term, and
(ii) $1,666.67 per month during the remainder of the Lease Term; provided that in the event $1,666.67 is below market as of the date Tenant exercises the Renewal Option, if at all, the determination of Base Rental payable during the Renewal Term shall take into account such below market management fees.

(c) All rental and/or purchase costs of materials, supplies, hand tools and equipment used in the operation, repair, replacement and maintenance of the Project.

(d) All amounts charged to Landlord by contractors and/or suppliers for services, materials, equipment and supplies furnished in connection with the operation, repair, maintenance and replacement of any part of the Project.

(e) All premiums and deductible costs (to the extent such deductible costs are commercially reasonable for properties comparable to the Project) paid by Landlord associated with fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance, rental loss insurance, and other insurance customarily carried from time to time by lessors of comparable projects or required to be carried by Landlord.

(f) Charges for all utilities, but excluding those charges for which tenants are individually responsible.


(g) Taxes and all professional fees associated with the monitoring and payment of such taxes, including (i) all real estate taxes and assessments on the Project or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (ii) intentionally omitted, (iii) all franchise fees, (iv) all taxes imposed on services of Landlord's agents and employees, and (v) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Project or its contents or on the operation and use thereof (except as relate to specific tenants), but excluding income taxes.

(h) Cost of all maintenance, service and/or landscaping agreements, if any, entered into by Landlord with respect to the Project.

(i) Cost of all other repairs, replacements and general maintenance of the Project incurred by Landlord and neither specified above nor directly billed to tenants.

(j) Amortization of all capital improvements or repairs made to the Project (other than capital improvements to the Building structure) subsequent to the Commencement Date to maintain, repair or replace portions of the Project including without limitation paving and parking areas, roads, roofs, alleys and driveways and/or which are otherwise for purpose of reducing Operating Expenses or improving the operating efficiency of the Project or which will extend the life of the Building, and amortization of all capital improvements or repairs made to the Project subsequent to the Commencement Date to maintain, repair or replace portions of the Project including without limitation paving and parking areas, roads, roofs, alleys and driveways and/or which are required to comply with any change in the laws, rules or regulations of any governmental authority. At Landlord's sole election, these costs shall be amortized over the useful economic life of such improvements without regard to the period over which such improvements may be depreciated for federal income tax purposes, or shall be amortized up to the extent that the capital improvements reduce operating expenses for that year.

Operating Expenses shall not include repairs and general maintenance paid from proceeds of insurance or by a tenant or other third parties, and alterations attributable solely to individual tenants of the Project. Further, Operating Expenses shall not include (i) depreciation; (ii) interest; (iii) lease commissions, advertising and marketing costs; (iv) principal payments on mortgage and other non-operating debts of Landlord;
(v) any ground lease rental; (vi) costs incurred by the Landlord for the repair of damage to the Project to the extent that the Landlord is reimbursed by insurance or condemnation proceeds or by other occupants of the Property (other than as a share of their Operating Expense), guarantors or any third parties (except that insurance deductibles paid by Landlord maybe included as an Operating Expense); (vii) costs, including permit, license and inspection costs, incurred with respect to the construction or installation of tenant improvements or tenants in the Building, or incurred in renovating or otherwise improving, decorating, painting or redecorating space for other occupants of the Project, including space planning and interior design costs and fees; (viii) finder's fees, attorney's fees, space planning costs, advertising costs, and other costs incurred by Landlord in leasing or attempting to lease other space in the Building; (ix) attorney's fees and other costs and expenses incurred in connection with proposals, negotiations or disputes with other present or prospective tenants or other occupants of the Building; (xi) any improvements, alterations or expenditures of a capital nature, except as expressly permitted herein;
(xii) any personal property taxes payable by Tenant or by other occupants of the Building; (xiii) except as specifically set forth in this Lease, damages incurred due to a violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building, or penalties or fines arising from Landlord's violation of any governmental Landlord's violation of any governmental rule or authority costs incurred in correcting any building code violations existing as of the Commencement Date; (xiv) except as specifically set forth in this Lease, Landlord's general corporate overhead and general administrative expenses; (xv) rentals and other related expenses incurred in leasing equipment ordinarily considered to be of a capital nature, except equipment that is presently leased for use in, or providing services to the Property, or that is used in providing security, operational, and maintenance services, and equipment; (xvi) costs arising from Landlord's charitable or political contributions or from costs or fees associated with Landlord's membership in a trade association; (xvii) legal expenses incurred in order for Landlord to resolve disputes with contractors regarding defects in the design, materials or workmanship of the Property, or as a result of Landlord's defending the implied covenant of quiet enjoyment in favor of any occupant of the Building; (xviii) any late fees, penalties, or similar charges assessed pursuant to covenants, conditions and restrictions applicable to the Property resulting from Landlord's negligence or willful misconduct; (xix) expenses incurred by Landlord in connection with services or other benefits which are not offered to Tenant or items and services for which Tenant or any other occupant of the Building reimburses Landlord (other than through its share of Operating Expenses), or which Landlord provides selectively to one or more tenants, other than Tenant, without reimbursement, and the cost of which is included as Operating Expenses, or (xx) costs incurred to remove or otherwise abate asbestos or asbestos containing materials from the Building or costs incurred in connection with any hazardous wastes or substances on the Project (provided that the foregoing shall not reduce or limit the scope of Tenant's obligations under Paragraph 22 of the Lease). Notwithstanding the specific itemization elsewhere in this Lease as to certain components of Operating Expenses, Landlord shall not be entitled to recover from all tenants of the Project more than one hundred percent (100%) of Operating Expenses.


4.(a)   Notwithstanding the foregoing, nothing herein contained shall otherwise require or be construed to require Tenant to reimburse Landlord for any inheritance, estate, succession, transfer, gift, franchise, income or earnings, profit, excess profit, capital stock, capital levy or corporate or other similar tax which is or may be imposed upon Landlord or upon Landlord's business, except any rental, excise, sales, transaction, privilege or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord's business of leasing the Premises. Real estate taxes and assessments subject to reimbursement by Tenant shall not include (i) any item to the extent otherwise included in Landlord's Operating Expenses, (ii) any environmental assessments, charges or liens arising in connection with the remediation of Hazardous Materials from the Project which existed prior to the Commencement Date or which were introduced onto the property by Landlord or its representatives, (iii) costs or fees payable to public authorities in connection with any future construction, renovation and/or improvements to the Property (other than Tenant's improvements, which shall be Tenant's sole obligation), including fees for transit, housing, schools, open space, child care, arts programs, traffic mitigation measures, environmental impact reports, traffic studies, and transportation system management plans, (iv) reserves for taxes or assessments, or (v) any of Landlord's personal property taxes, or (vi) any transfer taxes caused by any change in ownership of the Property or any part thereof. If a reduction in property taxes and/or assessments is obtained for any year of the Term during which Tenant paid tenant's percentage of taxes and assessments, then Landlord shall provide Tenant with a credit against Tenant's next due obligations for rent and Tenant's Pro Rata Share of Operating Expenses or, if none, refund such amount to Tenant within thirty (30) days based on such adjustment.
Landlord shall take such action as would be taken by a prudent and similarly situated landlord in order to obtain the maximum reduction of real estate taxes or assessed valuation of the Building that is reasonably obtainable for any year. Landlord shall promptly furnish Tenant with copies of any notice of an increase in real estate taxes, whether resulting from an assessment increase or otherwise. Tenant shall have the right at any time during the Term to notify Landlord that Tenant reasonably believes that the assessment upon which the real estate are based is excessive. Within thirty
(30) days after its receipt of any such notice, Landlord notify Tenant whether Landlord elects to pursue an assessment reduction. If Landlord fails to timely notify Tenant of its election, Landlord will be deemed to have elected not to pursue an assessment reduction. If Landlord does not elect to pursue an assessment reduction, Tenant shall have the right to require Landlord to pursue such reduction if Tenant delivers to Landlord, prior to the expiration of the date for contesting the applicable assessment, the report of a reputable real estate tax consultant in the Austin, Texas area reasonably acceptable to Landlord, which recommends pursuing such reduction. If Tenant fails to timely deliver such report, Landlord shall have no obligation to pursue such reduction.

                                    EXHIBIT "D"
                                    -----------

                               WORK LETTER AGREEMENT
                                 (Tenant Buildout)

This Work Letter Agreement supplements and is hereby incorporated in that certain lease (hereinafter referred to as the "Lease") dated and executed concurrently herewith by and between Cameron Road Corporate Park, Ltd., a Texas limited partnership (hereinafter referred to as "Landlord") and Exodus Communications, Inc., a Delaware corporation (hereinafter referred to as "Tenant") with the terms defined in the Lease to have the same definition where used herein.

1. Except as expressly set forth in the Lease, the Premises are leased to Tenant in their "AS IS" condition and this Work Letter Agreement is intended to set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant's occupancy. All improvements described in this Work Letter Agreement to be constructed in and upon the Premises are hereinafter referred to as the "Tenant Improvements." It is agreed that construction of the Tenant Improvements will be completed in accordance with the procedures set forth in this Work Letter Agreement. All work required to construct and install the Tenant Improvements is referred to herein as "Tenant's Work".

2. Tenant shall provide to Landlord the plans and specifications for Tenant's Work which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner.
 Landlord shall notify Tenant of its approval, which shall not be unreasonably withheld, or disapproval of such plans and specifications within 10 days after its receipt of same; provided that Landlord shall promptly communicate to Tenant prior to such 10 day period any concerns of Landlord with respect to Tenant's Work as soon as Landlord is aware of such concerns. Tenant acknowledges and agrees that, except with respect to the Storage Corridor, it will not be unreasonable for Landlord to withhold its approval to any proposed improvement or installation (i) which would have to be relocated or removed if the Project was operated as two (2) multi-tenant warehouse/distribution buildings, or (ii) which would require material alteration in order for Landlord to provide services to the Building if the Project was operated as two (2) multi-tenant warehouse/distribution buildings. In the event Landlord disapproves of such plans, Tenant shall modify such plans in accordance with Landlord's comments and resubmit them for Landlord's approval within 10 days after Tenant's receipt of Landlord's disapproval. Tenant shall cause the general contractor chosen by Tenant and approved in writing by Landlord ("Tenant's Contractor"), which approval shall not be unreasonably withheld, to construct Tenant's Work in substantial accordance with the plans and specifications approved by Landlord in accordance with this Work Letter (the "Plans"), and shall not make or agree to any material changes in the Tenant's Work as described therein without obtaining the prior written approval of Landlord, which approval shall not be unreasonably withheld and shall be granted or denied within five (5) business days after Landlord's receipt of the same. Tenant acknowledges and agrees that (i) Landlord's prior approval of the Plans is solely for the protection of Landlord's interest in the Premises and is not a warranty or representation of any kind including, without limitation, that the Plans comply with any or all applicable laws, ordinances, rules or regulations or that the Plans represent good or workmanlike quality and (ii) that Tenant may not rely on Landlord's approval of such Plans in order to satisfy any or all of its obligations under the Lease to which this Work Letter relates.

3. Tenant shall be responsible for obtaining at its expense any required building permit, and shall furnish to Landlord a copy of same before Tenant's Contractor commences construction of Tenant's Work, unless Tenant is permitted by law to commence construction without a permit.

4. Subject to compliance with the provisions of this Work Letter, Landlord shall provide to Tenant an allowance equal to $9.00 per square foot of Rentable Area in the Premises (the "Allowance"), to construct and install only the Tenant Improvements. The Allowance shall be used to design, prepare, plan, obtain the approval of, construct and install the Tenant Improvements and for no other purpose. Landlord will make payments to Tenant from the Allowance to reimburse Tenant for the cost of the Tenant's Work incurred by Tenant, by progress payments no more frequently than once per month and only after satisfaction of the following conditions precedent:
(i) receipt by Landlord of mechanics' lien releases for the Tenant's Work completed and sought to be reimbursed by Tenant, executed by the applicable Tenant's Contractor's performing the Tenant's Work, and (ii) receipt by Landlord of any and all documentation reasonably required by Landlord detailing the work that has been completed and supplies used as of the date of Tenant's request for progress payment, including without limitation, invoices, bills, or statements for the work completed and the materials and supplies used. Notwithstanding the foregoing, Tenant shall not be entitled to receive in excess of $9.00 per square foot of Rentable Area of the Phase I Premises in connection with Tenant's Work performed in the Phase I Premises and likewise, Tenant shall not be entitled to receive in excess of $9.00 per square foot of Rentable Area of the Phase II Premises, the Phase III Premises, the Phase IV Premises or the Phase V Premises, respectively for Tenant's Work perform in each of the foregoing described portions of the Premises. Tenant shall not be entitled to any allowance with respect to the Phase I Premises until the occurrence of the Rent Commencement Date. Further, Tenant shall not be entitled to any Allowance with respect to (w) the Phase II Premises until the occurrence of the Phase II Rent Commencement Date, (x) the Phase III Premises until the occurrence of the Phase III Rent Commencement Date, (y) the Phase IV Premises until the occurrence of the Phase IV Commencement Rent Date or (z) the Phase V Premises until the Phase V Rent Commencement Date. Landlord shall not be obligated to pay any Allowance if on the date Tenant is entitled to receive the Allowance an event of default (as defined in Paragraph 24 of the Lease) is continuing or if Tenant's Contractor or its respective subcontractors, suppliers and materialmen have filed or have given notice of intent to file a lien against
the Premises and/or the Building.   Landlord shall promptly pay the Tenant
Allowance if such payment is delayed pursuant to the previous sentence, upon the cure of any such event of default or resolution of such claim.


The cost to design and construct any change to the Base Building Work required to accommodate Tenant's Work (including without limitation, the concrete infill of exterior wall openings for overhead doors) shall be (i)
 deducted from the Allowance, to the extent it is available, or (ii) paid by Tenant if no Allowance is available at such time, even if the work is performed by the Landlord's contractor. Upon the expiration or earlier termination of the Lease, Tenant shall remove the concrete infills of the exterior wall openings for overhead doors originally designed in the Base Building Work and make such other changes as are necessary to restore the Building to the original design as set forth in the Base Building Plans.
 In the event Landlord achieves any cost savings in connection with the Base Building Work as a result of modifications requested by Tenant or made to accommodate Tenant's design needs, Landlord shall be entitled to all such savings.

5. The Tenant's Work shall be performed in compliance with all applicable laws, orders, regulations and requirements of all governmental authorities, Landlord's insurance carriers, and the board of fire underwriters having jurisdiction.

6. Tenant's Contractor shall comply at all times with the following construction rules, as same may be modified from time to time upon notice from Landlord:

          (i)     Check-in
                 --------

Tenant's Contractor and all of its subcontractors shall check-in with the project coordinator from time to time designated by Landlord (hereinafter referred to as the "Project Coordinator") and shall not start work until it has:

          (A) delivered to the Project Coordinator proper evidence of required insurance coverage;

          (B) delivered to the Project Coordinator names and phone numbers (office and home) of its supervisory personnel;

          (C) delivered to the Project Coordinator names and phone numbers of prime subcontractors;

          (D) acknowledged receipt of information concerning all concealed piping, conduit, etc., which is installed within or about the Premises; and

          (E) acknowledged receipt of and agreed to abide by the provisions of these Work Rules.

         (ii)        Insurance Requirements

          (A) Tenant's Contractor shall provide evidence of the following in-force insurance coverage with insurance companies authorized to do business in Texas with a rating of no less than A-VIII in the current Best's Insurance Guide before commencing any work in the Building:

          Commercial General Liability Insurance (including Premiss and Completed Operations):
            Bodily Injury         1,000,000/3,000,000 (per occurrence) and
                                   aggregate
            Property Damage       1,000,000 (per occurrence)
            Umbrella              $5,000,000

                Worker's Compensation/Employer's Liability:
          Insuring Tenant's Contractor against liability under the Worker's Compensation and Occupational Disease Laws of the State of Texas and Employer's Liability coverage with a $1,000,000 limit for

                    (i)     claims under workers' or workmen's
                    compensation, disability benefit and other similar employee benefit acts; and

                    (ii)    claims for damages because of bodily
                    injury, occupational sickness or disease, or death of Tenant's Contractor' employees.

          Builder's Risk Insurance:
            All Risk/Special Peril, in full amount of the Tenant's
          Work

          (B) All policies shall name the Landlord, the property manager, and upon request, Landlord's mortgagee as "additional insureds" as their interests appear.

          (C) All policies shall provide for thirty days prior written notice of expiration, cancellation or material change to the additional insureds.

          (D) All policies shall contain an express waiver of subrogation by the insurer against Landlord, its agents, employees, affiliates and contractors.

        (iii)        Work Area
                     ---------

Tenant's Contractor shall confine their work, storage of materials, construction office, etc., to the Premises or such other areas as may be designated by the Project Coordinator from time to time.

         (iv)        Deliveries
                     ----------

Deliveries will be made through designated entrances and routes only. The Project Coordinator will establish delivery routes and storage areas which may be changed from time to time.

          (v)     Service Areas
                  -------------

Service areas shall be kept clear of materials, equipment, debris, and trash at all times.

         (vi)        Trash Removal
                     -------------

Tenant, Tenant's Contractor and all subcontractors and suppliers shall remove trash and construction debris from the Premises daily. If Landlord so elects, accumulations of Tenant trash and debris within the Premises, or elsewhere in the Building will be removed by the Landlord at Tenant's expense.

        (vii)        Parking
                     -------

Parking for construction personnel will be permitted only in areas designated by the Project Coordinator.

       (viii)        Fire Protection
                     ---------------

Tenant's Contractor shall provide fire extinguishers within the Premises as required by Landlord's insurance company and/or public safety officials and as approved by the Project Coordinator.

         (ix)        Work Practices
                     --------------

All work practices of and personnel performing work for Tenant's Contractor must be compatible with the practices and coordinated with the personnel employed by Landlord and its contractors as reasonable under the circumstances. Upon notice that any work practices are not compatible or personnel not coordinated the Tenant shall be responsible for either the immediate termination of said practices and removal of said personnel from the Building, or for the immediate coordination of such practices and personnel with those of Landlord and its contractors.

          (x)     Protection of Work and Property
                  -------------------------------

Tenant and Tenant's Contractor shall protect their work from damage and shall protect the work of other tenants and Landlord from damage by Tenant, Tenant's Contractor and their employees and subcontractors.

         (xi)        Strictly Prohibited Work and Practices:
                     ---------------------------------------

          (A) Any combustible materials above finished ceiling or in any other concealed, non-sprinklered space;

          (B) Imposing any structural load, temporary or permanent, on any part of the Landlord's Work or structure without the prior written consent of Landlord's Project
          Coordinator;

          (C) Cutting any holes in Landlord-installed floor slabs, roof, or walls.

          (D) Welding to or burning of structural steel roof beams or trusses.

7. Upon completion of the Tenant's Work, the Tenant shall provide to Landlord an affidavit executed by an officer of Tenant that all bills in connection with Tenant's Work have been paid and a waiver of lien from each
 Tenant's Contractor, materialman and subcontractor pertaining to the Tenant's Work, in form approved by Landlord.


8. Tenant shall indemnify and hold harmless Landlord and Landlord's property manager from all claims, causes of action, liens, costs, losses, damages and reasonable attorney's fees incurred by Landlord in connection with or arising out of the performance of the Tenant's Work, but only to the extent caused in whole or in party by the negligent acts or omissions or willful misconduct of Tenant, the Tenant Contractor, a subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable. Without limitation of the foregoing, Tenant shall indemnify and hold harmless Landlord and Landlord's property manager from all claims, causes of action, costs, losses, damages and reasonable attorneys fees incurred by Landlord or Landlord's property manager as a result of or in connection with a failure of Tenant's Contractor or its subcontractors to comply with the requirements of this Work Letter. If, because of any actual or alleged act or omission of Tenant or Tenant's Contractor any lien, affidavit, charge or order for the payment of money shall be filed against the Landlord, the Building, the Premises or any portion thereof or interest therein, whether or not same is valid or enforceable, Tenant shall, at its own cost and expense, cause same to be discharged of record by payment, bonding or otherwise, at the option of Landlord, no later than ten days after notice to Tenant of the filing thereof, but in all events prior to foreclosure thereof. In the event that Tenant shall fail to comply with the foregoing sentence, Landlord shall have the right, but not the obligation to discharge such lien, affidavit, charge or order in any manner which it deems appropriate in its sole discretion, and any reasonable costs incurred by Landlord in connection therewith shall be deemed to be Rent for all purposes under the Lease to which this Work Letter relates, and shall be due and payable by Tenant to Landlord immediately upon written notice from Landlord to Tenant of any such amounts so expended by Landlord.

9. Subject to Landlord's approval, not to be unreasonably withheld, and further subject to Tenant's compliance with all restrictive covenants applicable to the Property, which restrictive covenants currently applicable to the Property are listed on Exhibit "Q" attached hereto, Tenant shall have the right, at Tenant's sole cost and expense, to (i) construct a fence around the Property, (ii) install satellite dishes of various sizes on the Building and around the Property, (iii) install HVAC equipment suitable for Tenant's anticipated use of the Premises as an internet data center, (iv) install non-building standard electrical and telephone equipment as well as fiber optic cable, (v) install generators (both electrical and fossil fuel) and (vi) install diesel fuel storage tanks on the Property as required by Tenant's permitted use of the Premises, all in locations approved by Landlord, which approval shall not be unreasonably withheld, provided that (i) Tenant obtains all necessary approvals from the City of Austin and all other governmental authorities having jurisdiction over Tenant, the Property and the installations. Notwithstanding the foregoing, Tenant shall not be permitted to install a chain-link fence or to place barbed-wire on or around the fence. The foregoing installations shall be subject to the provisions of Paragraph 9 of the Lease and shall not be considered Trade Fixtures or alterations which do not affect the Building Structure. Tenant shall, at its sole cost and expense, be responsible for installation of the following in connection with all generators installed by Tenant, all of which shall be subject to the reasonable approval of Landlord: (w) reasonable visual screening of the generators, (x) environmental hazard protection, (y) pollution prevention and, (z) if required to comply with applicable law, silence mufflers.
Except as otherwise requested by Landlord, Tenant shall remove the foregoing described installations and all associated equipment, including without limitation, generator pads and all buried wiring, at the end of the Lease Term and shall repair all damage to the Project caused by such removal. Tenant shall at its expense, maintain the installations in good and operable condition and shall be responsible for the maintenance, repair, replacement and removal thereof, as necessary. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, fines, liabilities, costs, expenses, damages and causes of action accruing from or related to the foregoing installations.

10. Subject to Landlord's approval, not to be unreasonably withheld, and compliance with all restrictive covenants applicable to the Property, Tenant shall have the right to install and operate certain satellite dishes, communication antennas and related equipment on the roof of the Building and around the Property. Prior to installation of the satellite dishes and/or communication antennas, Landlord shall have the right to approve the type, size, height, weight and location thereof, and the manner and method of installation and removal of the dishes and related equipment. If Landlord elects to hire structural, mechanical, roofing and/or other engineers or consultants to review such plans and specifications, Tenant shall reimburse Landlord for the reasonable costs thereof within thirty (30) days after demand from Landlord. Installation of the satellite dishes, communication antennas and related equipment shall be subject to the provisions of Paragraph 9 of the Lease and such installations shall not be considered Trade Fixtures or alterations which do not affect the Building Structure.

Further, prior to the installation of the satellite dishes, communication antennas and related equipment, Tenant shall secure and shall at all times thereafter maintain all required approvals and permits of the Federal Communications Commission and all other government authorities having jurisdiction over the dishes, the Property and/or Tenant's business, including it communications, operations and facilities. Tenant shall at all time comply with all laws and ordinances and all rules and regulations of municipal, state and federal governmental authorities relating to the installation, maintenance, height, location, use, operations, and removal of the satellite dishes, communication antennas and related equipment and shall fully indemnify Landlord against any loss, cost, or expense which may be sustained or incurred by its as a result of the installation, maintenance, operation, or removal of the satellite dishes, communication equipment and related equipment. Landlord makes no representation that applicable laws, ordinances or regulations permit the installation or operation of the satellite dishes or communication antennas at the Property.

At the expiration or earlier termination of the Lease, the satellite dishes and the related equipment installed by Tenant shall be removed by Tenant, at Tenant's sole cost and expense, and Tenant shall restore the Building and the Property to as good condition as existed immediately prior to installation of the satellite dishes and related equipment.

11. Landlord and Tenant agree to work together in order to save costs in connection with the construction and add value to the design of the Base Building Work in order to prepare the Property for Tenant's requirements for additional security, additional structural support, and additional electrical capacity.

                                    EXHIBIT "E"
                                    -----------

                              RULES AND REGULATIONS
                              ---------------------


1. No birds, animals, reptiles, or any other creatures may be brought into or about the Building except for animals used to assist a disabled person.

2.      Nothing may be swept or thrown into any exterior areas.

3. Tenant shall cooperate with Landlord's agents and/or employees in keeping the Premises neat and clean.

4. Driveways, sidewalks, doorways, vestibules, halls, stairways, and similar areas may not be obstructed by any Tenant or Tenant's employees, agents attorneys, contractors, licensees or invitees (each, a "Tenant Party"), or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building to another part of the Building.

5. Subject to the terms of the Lease, Landlord or its agents or employees may enter the Premises to examine the same or to make repairs, alterations, or additions as Landlord deems necessary for the safety, preservation, or improvement of the Building.

6. Except as otherwise permitted in the Lease, Tenant may not do anything, or permit anything to be done, in or about the Building, or bring or keep anything in the Building that in any way increases the possibility of fire or other casualty, or do anything in conflict with the valid laws, rules, or regulations of any governmental authority.

7. The floor load for the Building is 500 pounds per square foot. Tenant shall not overstress any portion of the floor in excess of such floor load.
 All damage done to the Building by the improper placing of heavy items that overstress the floor will be repaired at the sole expense of the Tenant.

8. Provided that Tenant has personnel at the Premises 24 hours per day, every day of the year, Tenant shall not be required to furnish Landlord with keys to the Premises for emergency access. In the event Tenant does not have personnel at the Premises 24 hours per day, every day of the year, all necessary keys for emergency access to the Premises shall be furnished to Landlord by Tenant. All keys to the Premises and all locks located therein must be surrendered to Landlord upon termination of this Lease. Landlord shall supply Tenant at no cost one set of all keys for the Premises. Tenant shall pay Landlord for all additional keys to the Premises requested by Tenant. Tenant shall give Landlord the combination for all locks on the doors and vaults at the termination of this Lease.

9. Tenant shall comply with parking rules and regulations as may be posted and distributed from time to time.

10. Plumbing and appliances may be used only for the purposes for which constructed. No sweeping, rubbish, rags, or other unsuitable material may be thrown or placed therein. Any stoppage or damage resulting to any fixtures or appliances from misuse by any Tenant Party is payable by Tenant.

11. No signs, posters, advertisements, or notices may be painted or affixed on any windows, doors, or other parts of the Building, except as expressly permitted by the Lease or in colors, sizes, and styles, and in places, approved in advance by Landlord. Landlord has no obligation or duty to give this approval. Landlord may remove all unapproved signs without notice to Tenant, at the expense of Tenant.

12. No portion of the Building may be used as lodging rooms or for any unlawful purposes.

13. Landlord may control all internal lighting that is visible from the exterior and may change any unapproved lighting without notice to Tenant, at Tenant's expense.

14. Landlord may rescind any of these Rules and Regulations and make other future Rules and Regulations as in the judgment of Landlord are from time to time needed for the safety, protection, care, and cleanliness of the Building. Those rules, when made and notice thereof given to Tenant, are binding upon Tenant in the same manner as the original rules.

15. Tenant shall not permit any Tenant Party to hold, carry, smoke, or dispose of a lighted cigar, cigarette, pipe, or any other lighted smoking equipment in the Building.


                                   EXHIBIT "F"
                                   -----------

                                     PARKING
                                     -------


Landlord shall make available to Tenant at the commencement of the Lease Term the use of approximately 638 parking spaces (the "Spaces") in the surface parking lots of the Project located on the Property (the "Parking Area") on an unreserved basis.

It is hereby agreed and understood that Landlord's sole obligation hereunder is to make the Spaces available to Tenant. Tenant's right to the use of such Spaces shall be subject to compliance with the rules and regulations promulgated from time-to-time by the manager of such Parking Area, if any. Unless caused by the gross negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, Landlord shall have no liability whatsoever for any property damage, loss or theft and/or personal injury which might occur as a result of or in connection with the use of the Spaces by Tenant, its employees, agents, servants, customers, invitees and licensees EVEN IF THE SAME IS CAUSED BY THE NEGLIGENCE OF LANDLORD OR LANDLORD'S AGENTS, EMPLOYEES OR CONTRACTORS, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of Tenant's use of the Spaces.




                                    EXHIBIT "G"
                                    -----------

                                   RENEWAL OPTION
                                   --------------


Provided that no event of default is continuing and no condition exists which with the passage of time or the giving of notice or both would constitute an event of default pursuant to this Lease and provided that Tenant has not sublet the entire Premises during the Lease Term to a party other than a Tenant Affiliate, and Tenant (or its subtenants) has continuously occupied the Premises for the Permitted Use during the Lease Term, Tenant (but not any assignee, other than a Tenant Affiliate, or subtenant) shall have the right and option (the "Renewal Option") to renew this Lease, by written notice delivered to Landlord no later than twelve
(12) months prior to the expiration of the initial Lease Term, for an additional term (the "Renewal Term") of ten (10) years under the same terms, conditions and covenants contained in the Lease, except that (a) no abatements or other concessions, if any, applicable to the initial Lease Term shall apply to the Renewal Term; (b) the Base Rental shall be equal to ninety-five percent (95%) of the market rate (the "Fair Rental Value") for comparable industrial/service space located in the relevant market area as of the end of the initial Lease Term, taking into consideration all relevant factors, including length of term, permitted uses, the quality, size design and location of the Premises, including the condition and value of the existing improvements owned by Landlord, as determined pursuant to the process described below, (c) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term; and (d) all leasehold improvements within the Premises shall be provided in their then existing condition (on an "as is" basis) at the time the Renewal Term commences. Failure by Tenant to notify Landlord in writing of Tenant's election to exercise the Renewal Option herein granted within the time limits set forth for such exercise shall constitute a waiver of such Renewal Option. In the event Tenant elects to exercise the Renewal Option as set forth above, Landlord shall, within thirty (30) days thereafter, notify Tenant in writing of the proposed rental rate for the Renewal Term (the "Proposed Renewal Rental"). Tenant shall within thirty (30) days following delivery of the Proposed Renewal Rental by Landlord notify Landlord in writing of the acceptance or rejection of the Proposed Renewal Rental. If Tenant accepts Landlord's proposal, then the Proposed Renewal Rental shall be the rental rate in effect during the Renewal Term. Failure of Tenant to respond in writing during the aforementioned thirty (30) day period shall be deemed an acceptance by Tenant of the Proposed Renewal Rental. Should Tenant reject Landlord's Proposed Renewal Rental during such thirty (30) day period, then Landlord and Tenant shall negotiate during the thirty (30) day period commencing upon Tenant's rejection of Landlord's Proposed Renewal Rental to determine the rental for the Renewal Term. In the event Landlord and Tenant do not agree in writing to a rental for the Renewal Term during said thirty
(30) day period, as provided above, they each shall, not later than ten (10) days after the end of the period for attempting to agree upon Base Rental, appoint an independent M.A.I. appraiser who shall have at least ten (10) years experience in the commercial real estate market in which the Premises is located and shall be familiar with the valuation of comparable property in such area and otherwise qualified to act as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Within said ten (10) day period, each party shall notify the other party in writing of the name, address, telephone number and qualifications of its appraiser so appointed. If either party shall fail to notify the other party of its named appraiser within said ten (10) day period, the determination of Base Rental by the single appraiser appointed shall be conclusive and binding upon both Landlord and Tenant. In the event a Tenant Affiliate exercises the Renewal Option, Tenant shall remain liable under this Lease during the Renewal Term.

        (i) The appraisers appointed hereunder shall determine the Fair Rental Value for the Premises as of the date of calculation thereof.

        (ii) The appraisers shall report in writing within thirty (30) of his/her appointment to the party appointing him/her their opinion as to the Fair Rental Value. Each party shall, promptly upon receipt of the appraisal report from its appraiser, provide the other party with a copy thereof. As soon as practicable thereafter, Landlord and Tenant shall meet at such times as they shall mutually agree and endeavor in good faith to agree upon the Base Rental based upon the reports of the appraisers. If Landlord and Tenant are unable to agree on the Base Rental, the appraisers shall appoint a third appraiser, qualified as aforesaid, who shall, within thirty (30) days of his/her appointment, determine the Fair Rental Value to be the rental rate set forth in one
        of the two appraisal reports previously prepared.   In the event that
        the two originally appointed appraisers cannot for any reason agree on a third M.A.I. appraiser, then either Landlord or Tenant, on behalf of both, may request appointment of such third M.A.I. appraiser by the then Chief Judge of the United States District Court having jurisdiction over the Premises, and neither party shall raise any question as to such Judge's full power and jurisdiction to entertain the application for and make such appointment hereunder.

        (iii) In the use of appraisers hereunder, each party shall pay the fees and expenses of its own appraiser and shall share equally the fees and expenses of any third appraiser appointed hereunder.

Upon exercise of the Renewal Option by Tenant and subject to the conditions set forth hereinabove, the Lease shall be extended for the period of such Renewal Term without the necessity of the execution of any further instrument or document, although if requested by either party, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease in accordance with the provisions hereof. Any termination of the Lease during the initial Lease Term shall terminate all renewal rights hereunder. The renewal rights of Tenant hereunder shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease except to a Tenant Affiliate. Landlord's consent to any assignment of the Lease shall not be construed as allowing an assignment of such rights to any assignee.







                                    EXHIBIT "H"
                                    ----------

                             FORM OF LETTER OF CREDIT
                             ------------------------


SILICON VALLEY BANK            3003 Tasman Drive, Santa Clara, CA 95054, U.S.A.
International Division                           Swiss Address: SVBKUS6S
                       Telex No. 8732587  Answer Back: 5V8 TF


TRANSFERABLE, ASSIGNABLE, IRREVOCABLE STANDBY LETTER OF CREDIT NO.
___________

DATE: ___________

BENEFICIARY:    Cameron Road Corporate Park Ltd., its successors and/or
          transferees and/or assigns
          c/o Transwestern Property Company
          Barton Oaks Plaza
          901 MoPac Expressway, Suite 250
          Austin, Texas 78746
          Attn: Controller

APPLICANT:      Exodus Communications, Inc.
          2831 Mission College Blvd.
          Santa Clara, CA 95054
          As "Tenant"

AMOUNT:         $800,000.00

EXPIRY DATE:    January 1, 2000

LOCATION:               At our counter in Santa Clara

Dear Sir/Madam:

We hereby establish our Irrevocable Standby Letter of Credit No.
__________ in your favor, available for negotiation with any bank of Beneficiary's Draft at sight drawn on us, and accompanied by the following documents:

1. The original of this Letter of Credit and all amendments if any.

2. A signed and dated certification from a duly authorized officer or member of the Beneficiary followed by its designated title stating the following:

"An event of default (as defined in the Lease) has occurred by Exodus Communications, Inc., as Tenant under that certain Lease Agreement between Tenant and Cameron Road Corporate Park Ltd., as Landlord. Furthermore this is to certify that: (i) Landlord has given written notice to Tenant to cure the default, if required pursuant to the terms of the Lease; (ii) such default has not been cured up to this date of drawing under this Letter of Credit; and
(iii) the terms and conditions of the Lease authorize Landlord to now draw down on this Letter of Credit."


Special Condition:

It is a condition of this Letter of Credit that it will be deemed automatically renewed without an amendment for a period of one year from the present or each future expiration date unless at least thirty (30) days prior to such Expiry Date we notify you in writing sent by overnight mail that we elect not to renew this Letter of Credit and thereafter treat such case as a portion of the security deposit.

In no event shall this Letter of Credit be automatically extend beyond January 1, 2002.

All documents including draft(s) must indicate the number and date of this credit. Each draft presented hereunder must be accompanied by this original Letter of credit for our endorsement thereon of the amount of such draft(s).

Documents must be sent to us via overnight courier (i.e., Federal
Express, UPS, DHL or any other express courier) at our address:

          Silicon Valley Bank
          3003 Tasman Drive
          Santa Clara, CA  95054
          Attn:  International Division

We hereby engage with drawers and/or bonafide holders that draft(s) drawn under and negotiated in conformance with the terms and conditions of the subject credit will be duly honored on presentation.

This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.



Authorized Signature            Authorized Signature







                                    EXHIBIT "I"
                                    -----------

                                  PURCHASE OPTION
                                  ---------------

Provided Tenant is not in default of any of the terms, covenants and conditions of this Lease, Tenant shall have a one time option to purchase the Project provided Tenant notifies Landlord of its intent to purchase the Project no later than December 1, 2000. In the event Tenant timely exercises its right purchase the Project, Landlord and Tenant agree to enter into a binding purchase and sale agreement, in a form reasonably acceptable to Landlord and Tenant, within thirty (30) days after notifying Landlord of Tenant's intent to purchase the Project, which purchase and sale agreement shall provide for the closing of the transaction during the calendar month of March, 2001. The sale of the Project by Landlord to Tenant shall be on an "AS-IS, WHERE-IS" basis and condition. Landlord and Tenant will enter into good faith negotiations to finalize the form of the sale and purchase agreement on
or before July 31, 1999.   The purchase and sale agreement executed by
Landlord and Tenant shall provide for the assignment by Landlord to Tenant of all assignable warranties and guaranties relating to the construction of the Building, together with the assignment by Landlord to Tenant of all leases and other occupancy agreements affecting the Project. All costs of the closing of Tenant's acquisition of the Project shall be paid by Tenant, except that Landlord shall pay Landlord's attorneys' fees. Landlord shall have no obligation to provide title insurance to Tenant, but rather it shall be the obligation of Tenant to obtain such assurances with respect to the status of title to the Project as Tenant may required. If Tenant timely exercises its right to purchase the Project, the closing of Tenant's acquisition of the Project shall occur during the calendar month of March, 2001. If Tenant does not exercise its option by December 1, 2000, such purchase option shall terminate.

Tenant shall have the unconditional right to assign its right to purchase the Project to (i) a Tenant Affiliate (as defined in Paragraph 13(d) of the Lease) and (ii) a third party as part of a sale/leaseback, operating lease or similar transaction pursuant to which Tenant (or a Tenant Affiliate) leases the Project from such third party pursuant to a written lease.

          The purchase price for the Project is $16,937,000.

                                    EXHIBIT "J"
                                    -----------

                                RIGHT OF OPPORTUNITY
                                --------------------


In the event Landlord acquires land adjacent to the Property and desires to construct an industrial warehouse building thereon (the "Adjacent Land"), then, provided that Tenant is not in default of any of the terms, covenants and conditions of this Lease, prior to leasing to a third party any of the area within the building to be constructed on the Adjacent Land (the "Opportunity Space"), Landlord shall deliver to
Tenant a written statement ("Statement") (i) granting Tenant the opportunity to lease all or a portion of the Opportunity Space (the "Right of Opportunity") and (ii) including a general description of such Opportunity Space. Tenant shall have ten (10) business days after receipt of the Statement within which to notify Landlord in writing that it elects to lease all or a portion of the Opportunity Space and designating the amount of space desired by Tenant. Failure by Tenant to notify Landlord in writing of Tenant's election to exercise the Right of Opportunity herein granted within the time limits set forth for such exercise shall constitute a waiver of such Right of Opportunity. In the event Tenant elects to exercise the Right of Opportunity as set forth above, Landlord and Tenant shall negotiate in good faith for a period of thirty (30) days after Landlord's receipt of Tenant's notice electing to lease all or a portion of the Opportunity Space, the business terms of such lease, including without limitation the Base Renal for such Opportunity Space, the finish allowance, if any, to be provided by Landlord in connection with the Opportunity Space, the rent commencement date of the lease of the Opportunity Space, the expansion and/or renewal options, if any, applicable to the Opportunity Space, the parking to be provided in connection with the Opportunity Space, and the security deposit and other collateral to be paid in connection with the Opportunity Space. In the event Landlord and Tenant reach an agreement on the business terms for the Opportunity Space within such thirty (30) day period, Landlord and Tenant shall promptly enter into a lease for the Opportunity Space, which lease shall be substantially upon the terms and conditions set forth in this Lease, except for the specific business terms applicable to the Opportunity Space. In the event Landlord and Tenant fail to reach an agreement regarding the business terms applicable to the Opportunity Space, Tenant shall have no further rights hereunder with respect to such space and Landlord shall be entitled to lease such space to any third party upon such terms and conditions as Landlord shall elect, in its sole discretion.



                                   EXHIBIT "M-1"
                                   -------------

                         CERTAIN IMPROVEMENTS OWNED BY TENANT
                         ------------------------------------

Notwithstanding anything to the contrary in this Lease and provided that Tenant is not in default under the Lease, at the expiration or earlier termination of this Lease, Tenant shall have the right to remove the following items from the Premises and other areas related thereto subject to Tenant's surrender obligations relating to restoration of the Premises as set forth in Paragraphs 9 and 30 of the Lease:
3. Permanent and temporary generator systems including enclosures and fuel tanks with the associated electronic and manual switch gear.
4.      Intentionally Omitted.
5. Raised Flooring, racking, cage materials, cabinets and patch panels.
6.      UPS Battery Systems including related electrical switch gear.
7. Any customer satellite dishes installed on roof or parking lot areas.
8. FM200 fire suppression canisters, piping and nozzles; provided that the sprinkler system installed as part of the Base Building Work is in good working order.
9.      VESDA or smoke sensor stations in ceiling or floor area.
10. Inside or outside security cameras, access card reader stations, VCR, multiplexer, monitors and computers.
11. Partition and conference room furniture systems and freestanding, cabinets, storage units.
12. Telephone and voice mail system with desk stations and receptionist, computers, servers, printers, phone sets.
13.     Fiber Muxes or other Telco equipment installed in MPOE rooms.
14. Emergency distribution board and telephone backboard with connectors.
15.     Maintenance bypass electronic and manual switch gear.
16. Power Distributions Units installed by or for Tenant on the Premises.
17. Kitchen appliances like microwaves, refrigerators and vending machines.
18.     Console monitors, screen projection and screens in command center.
19. Bulletproof/resistant glass installed by or for Tenant on the Premises.
20. Satellite dishes or other communications equipment installed by or for Tenant on roof, in the Parking Areas or elsewhere on the Property.
21.     Customer and vendor equipment and related materials.
22.     Tenant, Tenant Customer and Tenant Vendor personal property.

                                   EXHIBIT "M-2"
                                   -------------

                        IMPROVEMENTS TO REMAIN IN THE PREMISES
                        --------------------------------------


          Unless otherwise requested by Landlord to remove such improvements, the following is a description of the minimum Building improvements which Tenant shall deliver to Landlord upon expiration or termination of the Lease, such improvements shall be in a good and working condition and in locations which shall not require relocation or alteration in order for Landlord to operate the Project as two (2) multi-tenant warehouse/distribution buildings:

UTILITIES:

ELECTRICAL:   3 Phase 480/277 volts provided into the Buildings with at
          least two (2) transformers per Building.
          Underground electrical conduit shall remain to connect each building for joint building users.

          Building I = A minimum of 1674 KVA in 2 services (1000 amps each) Building II = A minimum of 1052 KVA in 2 services ( 633 amps each)

          Building I - at least two 1000 amp services, one at each rear corner of the Building. Building II - at least two 633 amp services, one at each rear corner of the Building.

          The electric service shall be brought into Tenant's space from the electrical service gutters on the exterior of the Building.

FIBEROPTICS: Fiberoptic cabling and conduit shall remain in place to the Building as installed.

PLUMBING: All plumbing systems in the Building will be left intact including rest rooms, break rooms, kitchens and drinking fountains.

LANDSCAPING & FENCING: Landscaping shall be left fully irrigated with automatic timer. Perimeter fence, gating and gate opening system left in place.

SPRINKLER SYSTEM (FIRE CONTROL): Water System in place in accordance with original design pursuant to the Base Building Plans. Lines run every 5' 0". Roof smoke vents to remain. Nine (9) on-site fire hydrants.

AIR CONDITIONING: Tenant shall leave the Buildings with a minimum air conditioning service of 390 tons of cooling to Building I and 260 tons of cooling to Building II (one ton per 275 SF) configured to allow operation of each Building as a multi-tenant warehouse/distribution building.

LOADING DOCKS: 4'0" high, 1 per bay. All docks are to be opened as originally designed in the Base Building Plans.

OVERHEAD DOORS AT EACH DOCK: 9'0" wide x 10'0" high overhead doors shall be reinstalled as originally designed in the Base Building Plans, including stairs and other dock equipment.

FIRE EXITS & STAIRS IN DOCK AREA: one (1) 3' x 7' exit every 100 feet as per the Base Building Plans.

OTHER FIRE EXITS:  3' x 7' as per the Base Building Plans

ROOFS: The R factor for the roof insulation shall be R-19 or better.
          All roof penetrations shall be repaired per original manufacturer's roof specifications existing at the time.

BUILDING FRONT WINDOWS: The view out the glass windows of both buildings will be restored as originally designed in the Base Building Plans.

TRUCK COURT: The truck court will be cleared of all structures and materials. In addition, any damage due to Tenant use such as drilling, fastening, equipment vibration, cracking due to weight of generators and other Tenant equipment, shall be repaired and the area on which the Storage Corridor was located and any other portion of the truck court which is not paved with concrete shall be paved with concrete.

BASE BUILDING: The Building(s) exterior and interior base Building walls shall be restored to their original condition, normal wear and tear excepted.


                                     EXHIBIT "N"
                                     -----------

                        FORM OF SUBORDINATION, NON-DISTURBANCE
                        --------------------------------------
                               AND ATTORNMENT AGREEMENT
                               ------------------------


        SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT (this "Agreement"), made this __________ day of _______________, 1999, by and among EXODUS COMMUNICATIONS, Inc., a Delaware corporation ("Tenant"), MELLON BANK, N.A., a national banking association ("Mortgagee"), and CAMERON ROAD CORPORATE PARK, LTD., Texas limited partnership ("Owner").

                                 WITNESSETH THAT:
                                 ----------------

WHEREAS, Owner owns certain land located in Travis
County, Texas, as more particularly described on Exhibit A attached hereto;

WHEREAS, pursuant to the Mortgage (hereinafter defined), Owner has granted to Mortgagee a first mortgage lien on, among other things, said land and all improvements now existing or hereafter constructed thereon (the "Mortgaged Property"), as security for the Note (as defined in the Mortgage): and

WHEREAS, pursuant to the Lease (hereinafter defined), Owner leased to Tenant a portion of the Mortgaged Property;

NOW, THEREFORE, in consideration of the mutual covenants and agreements therein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the indicated meanings, respectively, unless the context hereof otherwise clearly requires:

(a) "Assignment" shall mean the Assignment of Leases and Rents dated as of March 2, 1999 made by Owner in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

(b) "Foreclosure Sale" shall mean any sale or transfer of the Mortgaged Property pursuant to any foreclosure of or any power of sale under the Mortgage or pursuant to a deed in lieu of foreclosure.

(c) "Foreclosure Successor" shall mean the Mortgagee or other Person succeeding to the interest of Owner in the Mortgaged Property as a result of a Foreclosure Sale.

(d)     "Lease" shall mean the Lease Agreement dated June
____, 1999 between Owner and Tenant, pursuant to which Owner leased a portion of the Mortgaged Property to Tenant, as the same may be amended, modified, supplemented, extended or renewed from time to time.

(e)     "Mortgage" shall mean the Deed of Trust and Security
Agreement dated as of March 2, 1999, made by Owner in favor of Mortgagee and recorded in Volume 13383, Page
1009 in the Real Property Records of Travis County,
Texas, as the same may be amended, modified, supplemented, increased, extended, renewed or consolidated from time to time.

(f) "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

2. Subordination. Tenant and Owner confirm and agree that the Lease and the terms and provisions thereof now are, and shall at all times continue to be subject and subordinate in each and every respect to the Mortgage and the terms, provisions and lien thereof.

3. Non-Disturbance. So long as Tenant is not in default under the Lease beyond any applicable cure period, neither the Lease nor the estate created thereby, nor any rights of Tenant under the Lease, will be discharged by a Foreclosure
Sale, but the estate and all rights of Tenant under the Lease
(subject to the provisions hereof) will remain undisturbed and unaffected thereby.


4. Attornment. Tenant hereby agrees that, in the event of a Foreclosure Sale, Tenant will and does hereby attorn to the Foreclosure Successor so that the relationship of landlord and tenant shall exist between such Foreclosure Successor and Tenant, provided that such Foreclosure Successor shall not
(a) be bound by the payment of rent to any prior landlord (including Owner) made more than one calendar month in advance of accrual thereof, (b) be subject to any offsets or defenses Tenant might have against any prior landlord
(including Owner), (c) be liable for the refund of any security deposit made by Tenant to any prior landlord
(including Owner) unless such security deposit or portion thereof is assigned or transferred to such Foreclosure
Successor, (d) be liable for any act or omission of any prior landlord (including Owner), (e) be bound by any provision in the Lease which obligates the landlord to complete the initial construction of any building or structure (including any work necessary to prepare the leased premises for Tenant's occupancy), provided, however, that if Mortgagee shall foreclose before such initial construction is completed, Tenant shall, for thirty (30) days following foreclosure, have the right to purchase the Mortgaged
Property for an amount which would satisfy the then outstanding Loan balance and all related Loan costs, or (f) be bound by any amendment or modification to the Lease entered into without the consent of Mortgagee.

5. Casualty, Condemnation. The parties hereto hereby agree that the terms, covenants and agreements of Sections 2.05 and 2.06 of the Mortgage shall apply in the event of any casualty to the Mortgaged Property or any taking by eminent domain of the Mortgaged Property.

6. Consent to Assignment of Lease; Payment of Rents. Tenant hereby consents to the assignment by Owner to Mortgagee of all the right, title and interest of Owner in and to the Lease pursuant to the Assignment and to the terms and provisions of the Assignment. Said Assignment includes, among other things, the full and complete assignment by Owner to Mortgagee of all right, power and privilege of Owner to direct the party to whom rents and other payments under the Lease are to be paid, which right to direct payment is unconditional and unrestricted and may be exercised by Mortgagee at any time, both before and after the occurrence of any default under the Mortgage. Pursuant to such right to direct payment, Mortgagee hereby directs Tenant, until further notification by Mortgagee, to pay all rents and other amounts payable by Tenant under the Lease to Owner. Upon request by Mortgagee that Tenant pay all rents and other amounts payable by Tenant under the Lease directly to Mortgagee or any other Person, Tenant thereafter shall make all such payments directly to Mortgagee or such other Person at the address set forth in such request, until further notification by Mortgagee.

7. Mortgagee Right to Cure Lease Defaults. If Owner fails to cure a default under the Lease within the applicable cure period thereunder, Tenant shall give written notice to Mortgagee specifying the default, specifying that Owner has failed to cure the default within the applicable cure period and specifying the steps necessary to cure the default and Mortgagee shall have the right (but not the obligation) to cure such default. Mortgagee shall have 30 days after receipt of such notice (or such longer period of time as may be reasonably necessary, but no more than 90 days) to cure such default or cause it to be cured, if Mortgagee elects to do so. During such cure period, Tenant shall not terminate the Lease or exercise any other remedy thereunder with respect to such default.

8. No Assumption by Mortgagee. Tenant acknowledges and agrees that Mortgagee has not assumed and does not have any obligation or liability under or pursuant to the Lease by reason of the Mortgage or the Assignment.

9. Tenant Representations. Tenant represents and warrants to Mortgagee that (a) the Lease is in full force and effect, is valid and binding upon the parties hereto in accordance with its terms and has not been amended, modified or supplemented (orally or in writing), (b) neither Tenant nor Owner is in default under the Lease, (c) all rent and other payments payable by Tenant under the Lease and due on or prior to the date hereof have been paid, no rent or other payment under the Lease has been paid more than one calendar month in advance of the accrual thereof and Tenant has no offsets or defenses to the payment of rent or other payments under the Lease.

10. Tenant Covenants. Tenant covenants and agrees with Mortgagee that, without the prior written consent of Mortgagee, (a)
Tenant will not pay rent under the Lease more than one calendar month in advance of the accrual thereof, (b) Tenant will not amend, modify or (by agreement with Owner) terminate the Lease, (c) Tenant will not assign or pledge the Lease or the rights or obligations thereunder (an assignment to a Tenant Affiliate, as defined in the Lease, shall not be subject to Mortgagee's prior consent), and (d) no waiver by Owner of any of the obligations of Tenant under the Lease, no consent, approval or election made by Owner in connection with the Lease and no termination of the Lease by Owner shall be effective as against Mortgagee.


11. Notices. Tenant shall mail or transmit copies of all written notices (other than routine notices transmitted in the ordinary course of business) it may give Owner with respect to the Lease to Mortgagee simultaneously with the delivery or mailing of such notices to Owner. All notices or other communications which are required or permitted hereunder to be given to any party shall be in writing and shall be deemed sufficiently given if delivered personally or by registered or certified mail, return receipt requested, to the address of such party specified below, or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein:

(a)     If to Mortgagee, at Mellon Bank, N.A.; One Mellon Bank
Center; Suite 5325; Pittsburgh,
Pennsylvania  15258.

(b)     If to Tenant, at:  2831 Mission College Blvd., Santa
Clara, California 95054-1838.

(c)     If to Owner, at: Barton Oaks Plaza One, Suite 520; 901
MoPac Expressway South; Austin, Texas 78746.

12.     Miscellaneous:

(a) This Consent shall be governed by, and construed in accordance with, the laws of the State where the Mortgaged
Property is located. This Consent may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument.

(b) Tenant hereby acknowledges and agrees that (i) any Foreclosure Successor shall have the right to assign its rights and obligations under the Lease to any other
Person to whom the Mortgaged Property is transferred, and upon such assignment such Foreclosure Successor shall have no further obligation or liability under the Lease (but shall not be relieved of any obligations occurring during its ownership of the Mortgaged
Property), and (ii) the obligations of any Foreclosure
Successor under the Lease shall not be personal obligations of such Foreclosure Successor, and recourse on such obligations may be had only against the right, title and interest of such Foreclosure Successor in and to the Mortgaged Property, and the proceeds of any sale of the same.

(c) Tenant agrees to execute and deliver all such instruments and documents and take all such action as Mortgagee may from time to time reasonably request in order to effectuate fully the purposes of this Agreement. Without limiting the generality of the foregoing, Tenant agrees that, within ten (10) business days after receipt of request therefor from Owner or Mortgagee, Tenant will execute and deliver to Owner and Mortgagee a tenant estoppel certificate in the form attached as Exhibit B hereto.

(d) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.





EXECUTED as of the day and year first above written.


                    EXODUS COMMUNICATIONS, INC.

                    By:____________________________
                    Name:__________________________
                    Title:____________________________


                    MELLON BANK, N.A.

                    By:____________________________
                    Name:__________________________
                    Title:____________________________


                    CAMERON ROAD CORPORATE PARK,
                     LTD.

                    By:  Transwestern Cameron L.P.,
                    general partner


                    By:  Transwestern Cameron GPI,
                    L.L.C.


                    By:_______________________Name
                    :_____________________
                    Title:_______________________





                                    Exhibit B
                                    ---------

          TO:     MELLON BANK, N.A. and/or whom else it may concern:

          THIS IS TO CERTIFY THAT:


1. The undersigned is the lessee (Tenant)under that certain Lease (Lease) dated _____________________ by and between __________________ as lessor (Landlord) and _____________
as lessee, covering the _________________ in those certain premises commonly known as _______________________________
__________________________________________________________

2       The Lease is in full force and effect and has not been
modified, changed, altered or amended in any respect (except as indicated following this sentence) and is the only Lease or agreement between the undersigned and the Lessor affecting said premises. If none, state "none."
___________________________________________________________
___________________________________________________________

3       Neither the undersigned nor, to the undersigned's best
knowledge, the Lessor is in default in the performance or observance of any of its obligations under the Lease, the undersigned is not aware of any event or condition which, with notice or the lapse of time or both, would constitute such a default, and the undersigned is entitled to no credit, free rent or deduction from rent and has no offsets or defenses to, or counterclaims in respect of, its obligations under the Lease (except as indicated following this sentence). If none, state "none." ____________________________________________
____________________________________________________________

4       The undersigned has made no agreements with Lessor or its
agents or employees concerning free rent, partial rent, rebate of rental payments or any other type of rental concession
(except as indicated following this sentence). If none, state "none." ___________________________________________________
_____________________________________________________________

5. The undersigned has accepted and now occupies the premises, and is and has been open for business since _______________, 19__. No rent has been prepaid for more than one (1) month and all rent has been paid up to and including the installment due _____________, 19__. The fixed minimum rent being paid as above is $_____________ per month.

6. The undersigned has received or will receive payment or credit for tenant improvement work in the total amount of $_________
(or if other than cash, describe below).  If none, state
"none."  ___________________________________________________
______________________________________________________________

7. The Lease contains an option to purchase the premises (such option to be exercised no later than December 1, 2000) which option [has] [has not] been exercised by Tenant.

8. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy or other insolvency laws of the United States or of any state thereof.

9. Upon receipt of notice from Mellon Bank, N.A. or any successor mortgagee under any mortgage encumbering Lessor's interest in the premises demised by the Lease (Mortgagee) directing the undersigned to pay all rent, additional rent and other charges payable under the Lease to such Mortgagee, the undersigned will thereafter make all such payments directly to such Mortgagee until notified to the contrary by such Mortgagee.

Dated this __________ day of ___________, 19___.



                                        _________________________, LESSEE

                                        By:______________________________

                                        Its______________________________



                                    EXHIBIT "P
                                    ----------

                        TENANT'S CONFIDENTIALITY AGREEMENT
                        ----------------------------------
                       CONFIDENTIAL NONDISCLOSURE AGREEMENT
                       ------------------------------------

Proprietary Information is technical or business information (1) concerning the operation of an internet data center ("IDC"), including, without limitation, the type of equipment used and the configuration of such equipment in an IDC, and the identity of any customers of Exodus
Communications, Inc. ("Exodus") and (2) information Exodus has received from third parties under an obligation to maintain as confidential.

Visitor agrees not to disclose the Proprietary Information to any third party. Visitor agrees to use the Proprietary Information only for purposes expressly authorized in writing by Exodus and not to use it for Visitor's own use.

The Visitor agrees that disclosure of Proprietary Information received from Exodus shall be limited only to those of Visitor's (or Visitor's employers) employees with a strict need to know for purposes expressly authorized in writing by Exodus.

The obligations and duties set forth thereunder shall continue for a period of three (3) years from the date hereof.

Visitor shall not expose Exodus to any of Visitor's proprietary or confidential information, or to the confidential or proprietary information of any third party.

The terms of a confidential nondisclosure agreement previously executed by Exodus and Visitor (or Visitor's employer), if any, will supersede the terms of this agreement.

Your signature on this line indicates that you have read the above confidential nondisclosure agreement and have agreed to abide by its contents.

                                        Signature:

                                        Name:

                                        Title:

                                        Date:


                                   EXHIBIT "Q"
                                   -----------
                      ENCUMBRANCES AFFECTING THE PROPERTY
                      -----------------------------------

1. Restrictive Covenant dated December 17, 1998, recorded in Volume 10850, Page 65 of the Real Property Records of Travis County, Texas.

2. Restrictive Covenant dated March 10, 1998, recorded in Volume 13204, Page 13 of the Real Property Records of Travis County, Texas.

3. Construction Easement recorded in Volume 13204, Page 17 of the Real Property Records of Travis County, Texas.

4. Covenants, conditions and restrictions as shown in Volume 100, Page 303-305 of the Plat Records of Travis County, Texas.

5. Standby fees, taxes and assessments by any taxing authority for the year 1999 and subsequent years not yet due and payable.

6. Electric transmission and distributing line and appurtenances easement granted to Texas Power & Light Company, by instrument dated September
26, 1927, recorded in Volume 408, Page 265 of the Deed Records of Travis County, Texas.

7. Electric transmission and distributing line and appurtenances easement granted to Texas Power & Light Company, by instrument dated December 6,
1927, recorded in Volume 413, Page 185 of the Deed Records of Travis
County, Texas.

8. Electric transmission and distributing line and appurtenances easement granted to Texas Power and Light Company, by instrument dated January
13, 1930, recorded in Volume 446, Page 551 of the Deed Records of Travis County, Texas.

9. Electric transmission and distributing line and appurtenances easement granted to Texas Power & Light Company, by instrument dated January 13,
1930, recorded in Volume 446, Page 552 of the Deed Records of Travis
County, Texas.

10. Electric transmission and distributing line and appurtenances easement granted to Texas Power & Light Company, by instrument dated May 12,
1936, recorded in Volume 544, Page 193 of the Deed Records of Travis
County, Texas.

11. Covenant to dedicate the south 40 feet of an 80 foot wide road right-of-way as set forth in instrument dated June 24, 1966 and recorded in Volume 3147, Page 479 of the Deed Records of Travis County, Texas.

12. Electric transmission and distribution circuits line easement granted to the City of Austin by instrument dated January 14, 1987, recorded in Volume 10067, Page 174 of the Real Property Records of Travis County,
Texas, as corrected by instrument recorded in Volume 10938, Page 1074 of the Real Property Records of Travis County, Texas.

13. Electric lines and systems and telephone line easement granted to the City of Austin, by instrument dated October 9, 1989, recorded in Volume 11132, Page 429 of the Real Property Records of Travis County, Texas.

14. Wastewater line easements granted to the City of Austin, each by instrument dated February 23, 1998, recorded in Volume 13129, Pages 389 and 399 of the Real Property Records of Travis County, Texas.

15. Wastewater line easement granted to the City of Austin, by instrument dated March 10, 1998, recorded in Volume 13204, Page 7 of the Real
Property Records of Travis County, Texas.

16. Drainage easements granted to the City of Austin, each by instrument dated June 11, 1998, recorded in Volume 13204, Page 22 and 35 of the
Real Property Records of Travis County, Texas.

17. The terms, conditions and stipulations set out in that certain Subdivision Construction Agreement dated January 8, 1998, recorded in Volume 13117, Page 539 of the Real Property Records of Travis County, Texas.

18. Public utilities, emergency access and electric easements as shown by the Plat recorded in Volume 100, Pages 303-305 of the Plat Records of
Travis County, Texas.

19. Building setback line 25 feet in width along the street property line(s) as shown on the Plat recorded in Volume 100, Pages 303-305 of the Plat
Records of Travis County, Texas.

20. Dedication to the public of the subject property as a detention basin easement, as shown by the Plat recorded in Volume 100, Pages 303-305 of the Plat Records of Travis County, Texas.

21. Terms, conditions and stipulations of the instrument recorded in Volume 13236, Page 3730 of the Real Property Records of Travis County, Texas.

22. Terms, conditions and stipulations of the instrument recorded in Volume 13226, Page 471 of the Real Property Records of Travis County, Texas.

23. Obligation to grant additional easements to the City of Austin Electric Utility Department as set forth on the Plat recorded in Volume 100, Pages 303-305 of the Plat Records of Travis County, Texas.

24. Vendor's Lien retained in Deed dated March 2, 1999, recorded in Volume 13383, Page 999, Real Property Records of Travis County, Texas, executed by Transwestern Cameron L.P., a Delaware limited partnership to Cameron
Road Corporate Park, Ltd., securing the payment of one note of even date therewith in the sum of $7,035,237.00, payable to Mellon Bank, N.A., and additionally secured by Deed of Trust of even date therewith to Bruce R.
May, Trustee, recorded in Volume 13383, Page 1009, Real Property Records of Travis County, Texas.

25. Assignment of Leases and Rents dated March 2, 1999, recorded in Volume 13383, Page 1049, Real Property Records of Travis County, Texas, executed by Cameron Road Corporate Park, Ltd., to Mellon Bank, N.A.

26. Financing Statement filed March 5, 1999, recorded in Volume 13383, Page 1059, Real Property Records of Travis County, Texas, executed by Cameron
Road Corporate Park, Ltd., as debtor to Mellon Bank, N.A., as secured party.

27. Wastewater Easement dated April 1, 1999, recorded under Document No. 1999033800, Official Public Records of Travis County, Texas, executed by Cameron Road Corporate Park, Ltd., to the City of Austin.


                                   EXHIBIT "R"
                                   -----------
                                   REMOVAL AREA
                                   ------------









                               BASIC LEASE INFORMATION
                               -----------------------
                   (Industrial Service Center Lease Agreement-Net)
                   -----------------------------------------------

Landlord :Cameron Road Corporate Park, Ltd.

          A.      Building: Cameron Road Office Park Buildings I and II

          B.      Address (for notices): c/o Transwestern Property Company,
                                             Barton Oaks Plaza One, Suite 520,
                                             901 MoPac Expressway South,
                                             Austin, Texas 78746
                                             Attn:

          C.      Telephone:  (512) 328-5600

Tenant: Exodus Communications, Inc.

          A. Premises: The space containing approximately 178,650 square feet, as shown on Exhibit "B" hereto.

          B.      Address (for notices):

                    Exodus Communications, Inc.
                    2831 Mission College Blvd.
                    Santa Clara, California 95054
                    Attn: General Counsel
                    Telephone:________________________

Base Rental:            See Paragraph 1(b) of the Lease

Initial Estimated
Operating Expense Rental:     $1.5079 per square foot per year;
                              comprised of the following (estimated) components:
                              taxes: $1.26 per square foot per year;
                              insurance: $0.08 per square foot per year;
                              management fees: $0.1679 per square foot per year

Security Deposit:       $26,812.50 due and payable upon execution of the Lease.

Prepaid Rental:         $ 26,812.50 due and payable upon execution of the
Lease.


Tenant's Pro Rata Share:        One Hundred percent (100%)

Commencement Date:  The date Landlord delivers the Phase I Premises to Tenant.

Lease Term: A period of one hundred forty-four (144) months from the Rent Commencement Date; provided that if the Rent Commencement Date is a date other than the first day of a calendar month the Lease Term shall consist of one hundred forty-four (144) calendar months in addition to the remainder of the calendar month in which the Rent Commencement Date occurs, subject to renewal as provided in Exhibit "G" to the Lease.

Approximate Rentable Area in the Premises: 178,650 square feet of Rentable
                                           Area

Approximate Rentable Area in the Project:  178,650 square feet of Rentable Area

Landlord's Agent(s): Transwestern Commercial Services

Guarantor(s):   None

Permitted Use: Warehouse and distribution, office, research and development, light industrial, internet data center and all legal uses related to the foregoing.

The foregoing Basic Lease Information shall be construed in conjunction with the references thereto contained in other provisions of the Lease and shall be limited by such other provisions. Each reference in the Lease to any of the foregoing Basic Lease Information shall be construed to incorporate each term set forth hereinabove as so limited. In the event of any conflict between any Basic Lease Information and the Lease, the terms of the Lease shall control.



                              ADDENDUM TO EXHIBIT "D"
       TO LEASE AGREEMENT DATED JUNE __, 1999 BETWEEN EXODUS COMMUNICATIONS,
                     INC. AND CAMERON ROAD CORPORATE PARK, LTD.

        The parties acknowledge that the Tenant shall (1) request change orders that will reconfigure or delete items from the Base Building Work which, in turn, will result in cost savings to Landlord (the "Shell Savings") and (2) request change orders that will reconfigure or add items to the Base Building Work which, in turn, will result in additional costs to Landlord (the "Shell Expenses"). The amount of the Shell Savings and the Shell Expenses shall be calculated in good faith by the parties as soon as practicable after the parties obtain the information necessary to make such calculations.

        Notwithstanding anything to the contrary in the Lease, Landlord shall deposit the Shell Savings into escrow, provided, however, that the Landlord shall have no obligation to deposit into such escrow an amount greater than the Shell Expenses. Furthermore, the Shell Expenses shall be deducted from the Allowance as set forth with more particularity in the second full paragraph of Section 4 of the Work Letter Agreement. By way of example, if the Shell Expenses are $200,000 and the Shell Savings are $220,000, Landlord will only be obligated to deposit $200,000 into escrow and will be entitled to deduct $200,000 from the Allowance as described in Section 4 of the Work Letter Agreement. Similarly, if the Shell Expenses are $250,000 and the Shell Savings are $220,000, Landlord shall deposit $220,000 into escrow and will be entitled to deduct $250,000 from the Allowance as described in Section 4 of the Work Letter Agreement.

        The escrow for the Shell Savings shall be an interest bearing escrow account with an escrow holder reasonably acceptable to Landlord and Tenant, and shall have a term equal to four years from the Rent Commencement Date, unless the Shell Savings are earlier disbursed in full in accordance with the terms of the escrow. If Tenant defaults under this Lease and fails to cure such default within the applicable cure period, if any, Landlord may, without prejudice to any other remedy Landlord may have, use the Shell Savings to the extent necessary to cure such default. If Tenant purchases the Project as set forth in Exhibit I, the Shell Savings shall (i) be released to Tenant at the closing of such sale, and Landlord shall thereafter have no claim or right to the Shell Savings, or, (ii) at Tenant's option, be released to Landlord as a credit against the purchase price. Except as set forth above, upon expiration of the four year term of the escrow account, the Shell Savings shall be (i) released to Tenant, provided that Tenant is then in occupancy of both Building I and Building II in their entirety, or (ii) released to Landlord if Tenant is not then in occupancy of Building I and Building II in their entirety. Landlord and Tenant shall work together in good faith in the preparation of escrow instructions to implement the foregoing. The parties shall use commercially reasonable efforts to ensure that such instructions are executed by the parties on or before July 31, 1999.